UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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synchrony

NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

HELD ON MAY 20, 2021

OPEN

NOTICE OF 2021

ANNUAL MEETING

OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 20, 2021 at 11:00 a.m., Eastern Time, for the following purposes:

• To elect the 12 directors named in the proxy statement for the coming year;

• To approve our named executive officers’ compensation in an advisory vote;

• To select the frequency of the vote to approve our named executive officers’ compensation in an advisory vote;

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021; and

• To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. We ensure that at our virtual meeting, all attendees are afforded the same rights and opportunities to participate as they would at an in-person meeting. During the live Q&A session of the meeting, we answer questions as they come in, and we commit to publishing each question received following the meeting. The live webcast is available to stockholders and the general public at the time of the meeting, and a replay of the meeting is made publicly available on the company’s website. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2021.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 25, 2021. Proxy materials are being mailed or made available to stockholders on or about April 6, 2021. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 6, 2021

PROXY

LOGISTICS

AT A GLANCE

DATE

May 20, 2021

TIME

11:00 a.m. Eastern Time

VIRTUAL MEETING

WEBSITE ADDRESS

www.virtualshareholder-meeting.com/SYF2021

RECORD DATE

March 25, 2021

IMPORTANT NOTICE

REGARDING INTERNET

AVAILABILITY OF PROXY

MATERIALS FOR THE 2021

ANNUAL MEETING TO BE

HELD ON MAY 20, 2021

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

    2021 ANNUAL MEETING AND PROXY STATEMENT / 1

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    2021 ANNUAL MEETING AND PROXY STATEMENT / 3

PROXY SUMMARY

This summary highlights certain information in this proxy statement in connection with our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to pages 68-70 of this proxy statement. Proxy materials are being mailed or made available to stockholders on or about April 6, 2021.

LOGISTICS	VOTING
DATE May 20, 2021	BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 19, 2021).
TIME 11:00 a.m. Eastern Time	BY TELEPHONE

VIRTUAL MEETING WEBSITE ADDRESS www.virtualshareholdermeeting.com/SYF2021	You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 19, 2021.
RECORD DATE March 25, 2021	BY THE INTERNET In Advance
You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 19, 2021.
ELIGIBILITY TO VOTE
You are eligible to vote if you were a stockholder of record at the close of business on March 25, 2021.

At the Annual Meeting
You may attend the virtual Annual Meeting by visiting this internet website address: www. virtualshareholdermeeting.com/SYF2021.

AGENDA
Election of 12 directors named in this proxy statement Majority of votes cast Page Reference — 16 BOARD RECOMMENDATION FOR	Advisory approval of our named executive officers’ compensation Majority of votes cast Page Reference —32 BOARD RECOMMENDATION FOR	Advisory vote on frequency of say-on-pay vote Majority of votes cast Page Reference — 62 BOARD RECOMMENDATION EVERY YEAR	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021 Majority of votes cast Page Reference — 64 BOARD RECOMMENDATION FOR

4 / 2021 ANNUAL MEETING AND PROXY STATEMENT

2020 PERFORMANCE

2020 marked a year of unprecedented challenges. The COVID-19 pandemic impacted the economy, Synchrony’s business, as well as our partners, customers and employees. Despite the challenges, Synchrony took quick and decisive action and delivered strong results. We moved to keep our employees safe through work from home arrangements and enhanced our employee benefits and wellness programs, provided relief for our customers and reprioritized resources and work streams. We also took actions to manage our costs and re-direct the business to the new realities. We transformed how we work and reduced our physical site footprint, implemented a temporary freeze on hiring and promotions as well as travel and expense restrictions, insourced certain work at a lower cost, and reduced or eliminated other work.

Our goal was to successfully manage through the short-term environment, while preparing the Company for a post-pandemic return to strong growth and long-term value creation.

We kept focused on our commitment to executing our commercial strategies which resulted in several key successes:

• Renewed 41 key relationships

• Signed 25 new partnerships

• Launched promising new programs with Verizon and Venmo, as well as within our Payment Solutions and CareCredit businesses.

• Significantly enhanced our digital initiatives and shifted resources to focus on transforming digital capabilities in response to the pandemic, such as digital collections and our efforts to enable consumers to apply for credit in store or pay merchants contactless.

• Expanded human capital initiatives at all levels including care for employees in response to the pandemic and executing on our diversity and inclusion (D&I) initiatives.

We accomplished all these commercial strategy successes while maintaining strong relative performance against our direct peers*, ranking first in 2020 efficiency ratio**, second in 2020 return on equity and second in 5-year loan receivables growth. Our Total Shareholder Return (TSR) ranked second among direct peers as we maintained profitability in all four quarters over the past year. During 2020, the Company also operated with a strong balance sheet including liquid assets as a percentage of total assets were 19.1%, CET 1 Capital Ratio was 15.9%, and our allowance coverage ratio rose to 12.5%. All of the above accomplishments are signs of a healthy business that we believe is poised to grow in a post-pandemic rebound.

FISCAL YEAR 2020 FINANCIAL PERFORMANCE HIGHLIGHTS

• $1.4 billion Net Earnings

• $2.27 Diluted Earnings Per Share

• Returned $1.5 billion in capital to common stockholders in the form of share repurchases and dividends

• Industry leading Efficiency Ratio of 36.3%

*  Direct peers include American Express Company, Capital One Financial Corporation and Discover Financial Services.

**  For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

STRONG NET EARNINGS $1.4B $2.27 DILUTED EARNINGS PER SHARE RETURNED CAPITAL TO STOCKHOLDERS $1.5B

    2021 ANNUAL MEETING AND PROXY STATEMENT / 5

PROXY SUMMARY

The charts below highlight our 5-year receivables growth, 2020 return on equity and 2020 efficiency ratio performance against our direct peers during the 5-year or one-year period ending December 31, 2020. These are key metrics we believe reflect our overall performance and fundamental strengths.

The chart below shows our one-year total stockholder return (TSR), which ranks second against our direct peers.

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PROXY SUMMARY

BUSINESS AND STRATEGIC UPDATES

We believe the relative performance results shown above are a result of the decisive re-prioritizing of strategic actions we took when the pandemic hit in March 2020. Management acted quickly to change how we operate the business and where we allocate capital and resources. After reviewing strategic and other challenges presented by the COVID-19 pandemic, including the impact to our employees and the economy, we evaluated ways to respond to the pandemic’s impact on the Company’s financial performance and to set the foundation for stronger growth post-pandemic. As a result, management, with the input of the Management Development and Compensation Committee (“MDCC” or “Committee”) and the Board of Directors (the “Board”), refocused the organization on three key areas: our COVID-19 response; our updated strategic priorities; and cost management. Significant accomplishments in 2020 under each area are listed in the chart below and details of our refocused objectives and associated accomplishments are provided later in the Compensation Discussion and Analysis (“CD&A”):

COVID-19 RESPONSE	STRATEGIC BUSINESS PRIORITIES	COST MANAGEMENT

• Moved Employees to Work from Home

• Enhanced Employee Benefits and Created New Wellness Programs

• Implemented Pandemic Safety Protocols

• Maintained Customer Service Levels

• Maintained Rigor in Risk & Compliance Requirements

• Provided Partner Support and Customer Relief

• Launched Venmo & Verizon Programs

• Maintained Strong Balance Sheet through Capital and Liquidity Efficiency

• Expanded Hospital Network

• Added Point-of-Sale Capabilities

• Added New Programs including Walgreens

• Renewed Current Programs including Sam’s Club and Mattress Firm

• Added Digital Collections Capabilities

• Supported Growth with Credit Transformation

• Drove D&I Progress

• Actions taken to realize future overall cost reductions of $210 million+ in 2021

• Implemented Hiring Freeze

• Updated Site/Real Estate Strategy

• Leveraged IT Efficiencies

• Restructured Functional and Operational Departments

• Maintained Profitability in all 4 Quarters of 2020

Management took these actions to ensure the continued engagement and motivation of the key talent needed to execute our long-term strategy and make us stronger and more competitive after the pandemic.

While we refocused the organization on these new objectives in response to COVID-19, we continued to execute key components of our commercial strategy in 2020:

•

Remained focused on investing in our digital and mobile capabilities, bringing to market new features, channels and experiences for our customers and enhancing our existing digital design and user experience including purchase and servicing accounts. These investments drove growth in our existing programs, including by supporting our partners as they adapt to the rapidly evolving environment resulting from the COVID-19 pandemic, and were critical to securing renewals and winning new programs such as Venmo and Verizon.

•	In Retail Card, continued to diversify our portfolio by adding promising new partners, including Verizon, and launching the first-ever Venmo Credit Card.

•

In Payment Solutions, continued to enhance our Synchrony-branded networks. The Synchrony HOME credit card is accepted at hundreds of thousands of home-related retail locations nationwide, including both partner locations and retailers outside of our program network. The Synchrony Car Care network, which comprises merchants selling automotive parts, repair services and tires, covers more than 1,000,000 locations across the United States. We also renewed our strategic partnership with Mattress Firm.

•

In CareCredit, continued to work on broader acceptance and further expansion of the network, launching partnerships with three new health systems; acquiring Allegro Credit, a leading provider of point-of-sale consumer financing for audiology products and dental services; extending Pets Best’s relationship with Progressive; and, in January 2021, announcing a new program agreement with Walgreens to become the issuer of the first co-branded credit card program for a national health retailer in the United States.

2021 ANNUAL MEETING AND PROXY STATEMENT / 7

PROXY SUMMARY

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this CD&A and whom we refer to as our named executive officers (“NEOs”) for 2020 are Margaret M. Keane, Executive Chair (and former CEO); Brian D. Doubles, President and CEO (and former President); Brian J. Wenzel, Sr., Executive Vice President, CFO; Neeraj Mehta, former Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer; and Thomas M. Quindlen, Executive Vice President and CEO—Retail Card.

On January 11, 2021, as part of a planned succession process, the Board approved the following events, each effective April 1, 2021:

•	Margaret Keane, 61, transitioned roles from CEO to Executive Chair of the Board.

•	Brian Doubles, 45, succeeded Ms. Keane to become President and CEO, and joined the Board as a director.

Ms. Keane was appointed Synchrony’s President and CEO in 2014 and has served as a director since 2013. Ms. Keane previously served as President and CEO of the North American retail finance business of GE from 2011 to 2014. Mr. Doubles was Synchrony’s President from May 2019 until April 2021. He previously served as Synchrony’s Executive Vice President and CFO from 2014 to 2019 and as CFO of GE’s North American retail finance business from 2009 to 2014.

MIX OF PAY

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 9% of the CEO’s total direct compensation and no more than 22% of the other NEOs’ total direct compensation as shown below in the 2020 mix of direct pay charts for our CEO and CFO:

Below we illustrate the pay trend of our CEO pay from 2017 through 2020 which reflects our consideration of both market pay levels and performance.

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PROXY SUMMARY

2020 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2020 annual meeting of stockholders, our investors supported the compensation for our named executive officers with more than 91% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2020, we continued our regular engagement with stakeholders regarding our compensation program. In some cases, Richard Hartnack, former Chair of the Board and Chair of the MDCC, participated in the meetings with stockholders, and feedback received was regularly shared and discussed with our full Board and the MDCC. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO	WHAT WE DON’T DO

Substantial portion of executive pay based on performance against goals set by the MDCC	No hedging or pledging of Company stock

Risk governance framework underlies compensation decisions	No employment agreements for executive officers

Stock ownership requirements for executive officers	No tax gross-ups for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights	No discretion to accelerate the vesting of awards

Minimum vesting of 12 months for any restricted stock units (“RSUs”)	No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

Compensation subject to claw-back in the event of misconduct and expanded to “no fault” in the case of financial restatements for all NEOs	No payout of dividends on unvested equity prior to the vesting date

Limited perquisites	No backdating or repricing of stock option awards

Use of peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

One-year “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric by applying a Total Shareholder Return modifier to our long-term performance awards that will be linked to stockholder returns relative to peers

2021 ANNUAL MEETING AND PROXY STATEMENT / 9

CORPORATE GOVERNANCE

We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and regularly reviews our governance practices to incorporate evolving best practices and stockholder feedback.

 A FEW OF OUR CORPORATE GOVERNANCE

 BEST PRACTICES INCLUDE:

BOARD OVERSIGHT OF COVID-19

Since March 2020, the Board and its committees have engaged with management on the Company’s response to the COVID-19 pandemic. The Board kept informed through regular updates on the impact of the pandemic, including matters relating to employees, operations, financial performance, partners, and related legal and regulatory matters. The Board reviewed a detailed and comprehensive risk management dashboard with weekly updates on topics including employees, credit metrics, operational metrics, information systems, and financial performance. The Board added special virtual Board and Board committee meetings where, for example, the Risk Committee oversaw and monitored cyber risks of work from home; the MDCC actively engaged its independent consultant on the impact of the pandemic on compensation programs; and the Technology Committee engaged with management on the tools required to continue innovating in a work from home setting.

BOARD’S ROLE IN STRATEGY

As part of the Company’s regular, annual strategic planning process, the Board and management developed a strategic plan focusing on growing the core and diversifying the business. Once the pandemic hit at the end of first quarter 2020, the Board took action immediately, scheduling special Board meetings, as well as special committee meetings, and engaging with management to assess strategic risks and opportunities to position Synchrony for success in the post-COVID-19 world. Through a series of meetings, the Board oversaw and supported management’s adoption of new strategic business priorities, as discussed above.

Looking ahead, the Company remains focused on improving all aspects of the customer experience, starting with a quick, seamless account opening process all the way through account self-servicing features. We plan to continue to invest heavily in digital innovations to develop new products and services that drive deeper customer relationships.

BOARD REFRESHMENT

The Nominating and Corporate Governance Committee routinely assesses the composition of our Board to ensure that we have the right mix of skills and experience to maximize our Board’s potential and align our Board’s strengths with our strategic direction. To this end, the Board appointed Bill Parker as a new independent director in July 2020. Mr. Parker has significant executive experience in the financial services industry, specifically as the former chief risk officer of U.S. Bancorp, and has significant executive experience and expertise spanning leadership, risk management, and credit. During his tenure with U.S. Bancorp, Mr. Parker helped lead the bank through the 2008 financial crisis as chief credit officer with a focus on credit policy and navigated the bank through the subsequent regulatory reforms as chief risk officer.

BOARD COMMITMENT TO DIVERSITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Since our IPO, the Board has consistently believed that sustainable, long-term stockholder value creation requires caring for our business, our customers, our partners, our employees, our communities, and the environment. The pandemic underscores the importance of Board engagement on all environmental, social and governance matters (ESG), including D&I. We believe diversity makes our business stronger, more innovative and more successful. We have strong hiring practices for women, minorities, veterans, the LGBTQ community and people with disabilities. We promote this inclusive culture by sponsoring eight

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different employee D&I Networks. We also have one of the most diverse board of directors of any financial services company or commercial bank in the Fortune 200 based on 2020 proxy statement disclosures. Our Board includes seven directors (out of 12) who are women and/or minorities, as well as cognitive diversity with expertise in consumer banking, credit cards, retail, technology, cyber security, risk management, marketing, government affairs, healthcare and accounting.

The Board also supported in elevating attention to social injustice and racial equity. For example:

•	Mr. Aguirre led an all-employee event on the role diversity plays in business and the steps Synchrony is taking to ensure diverse talent is represented at all levels of the organization.

•	Synchrony held an all-employee town hall with Mr. Alves and Ms. Richie where employees had the opportunity to engage directly on D&I in the workplace.

•	Directors participated in our annual two-day Diversity Experience, attended by 2,500 employees virtually.

•	Mr. Aguirre and Ms. Keane discussed board diversity at the Women Corporate Directors 2020 Americas Institute conference.

•	Mr. Alves and Ms. Keane co-authored an op-ed in Fortune about the need for companies to lead on D&I matters during this time.

Corporate and social responsibility demonstrates the kind of company we are and reflects how we build and maintain trust and credibility with our stakeholders, including our customers, partners, employees and stockholders. You can read more about our ESG efforts in our ESG report at www.synchrony.com.

BOARD OVERSIGHT OF CYBER SECURITY AND TECHNOLOGY

The protection and security of financial and personal information of our consumers is one of the Company’s highest priorities. To that end, we have an extensive cyber security governance framework in place. The Board and its Risk Committee receive regular reports on cyber security and oversee a comprehensive information security program that includes administrative, technical and physical safeguards and provides an appropriate level of protection to maintain the confidentiality, integrity, and availability of our Company’s and our customers’ information. This includes protecting against any known or evolving threats to the security or integrity of customer records and information, and against unauthorized access to or use of customer records or information. Our information security program is continuously adapting to an evolving landscape of emerging threats and available technology, and we have developed a security strategy and implemented multiple layers of controls embedded throughout our technology environment that establish multiple control points between threats and our assets. We evaluate the effectiveness of the key security controls through ongoing assessment and measurement. When the Company’s employees shifted to working remotely due to the pandemic, this cyber security governance framework set the foundation for the Risk Committee to engage seamlessly with management and actively oversee and monitor the cyber risks of work from home.

A key part of our strategic focus is the continued development of innovative, efficient, and flexible technology to deliver products and services that meet the needs of our partners and enables us to operate our business efficiently. The integration of our technology with our partners is at the core of our value proposition, enabling us to help our partners anticipate and deliver the experiences and tools consumers want, while reducing fraud and enhancing customer service. Recognizing the importance of technology and innovation to our future success, the Company’s Technology Committee provides regular updates to the full Board on industry developments and best practices. The Chair of the Technology Committee is Art Coviello, a leader in the technology industry and former Executive Vice President of EMC Corporation and Executive Chairman of RSA Security, Inc.

STOCKHOLDER ENGAGEMENT

We continue to value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. In 2020, we engaged with representatives of a majority of our outstanding shares on a variety of topics, including our growth plans, business strategy, board composition, compensation practices and ESG issues.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRACTICES

OUR GOVERNANCE HIGHLIGHTS INCLUDE:

10 out of 12 directors are independent

Experienced Board members with a diversity of skills and experiences

7 out of 12 directors are women and/or minorities

Two out of four Board committee chairs are women and/or minorities

Each of the Audit Committee, MDCC, Nominating and Corporate Governance Committee and Risk Committee is comprised exclusively of independent directors

Lead Independent Director of the Board

Regular meetings of independent directors in executive session without management
Annual election of all directors

Majority voting standard for directors in uncontested elections

Stockholder special meetings may be called upon the request of a majority of stockholders

Single-class voting structure (one share, one vote)

No stockholder rights plan

Stock ownership requirements for our executive officers and directors

Stockholder proxy access

Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework and oversees the Company’s ESG efforts

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CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

Since our IPO, we have chosen to elect a Chair of the Board separate from our CEO. The separation of roles has allowed our Chair to focus on the organization and effectiveness of the Board. At the same time, it has allowed our CEO to focus on executing our strategy and managing our operations, performance and risks.

As previously announced, on April 1, 2021 as part of a planned succession process, the following events occurred:

•	Richard Hartnack retired as non-Executive Chair;

•	Margaret Keane transitioned roles from CEO to Executive Chair;

•	Brian Doubles succeeded Ms. Keane as CEO and, was appointed to the Board; and

•	Jeffrey Naylor was appointed Lead Independent Director of the Board.

The Board thoroughly evaluated its leadership structure in the period leading up to the Company’s CEO transition. The Board believes that Ms. Keane, as the former CEO and a long-time executive in the business, is best situated to serve as Chair at this time because her deep understanding of our operations, our people and our strategic plan, along with her strong leadership skills, make her uniquely qualified to provide the continuity needed to ensure a smooth transition of the CEO role, especially in the volatile and uncertain environment created by the COVID-19 pandemic.

The roles of Chair and CEO continue to be separate at the Company. The Board believes that the separation is in the best interests of the Company’s stockholders because it allows the Chair to focus on the organization and effectiveness of the Board and allows the CEO to focus on executing the Company’s strategy and managing its operations, performance and risk.

The Board believes that the Lead Independent Director brings to the Board experience, oversight, and expertise from outside the Company that will allow him to provide strong independent oversight of management. The responsibilities and authority of the Lead Independent Director include:

• presiding at all Board meetings at which the Chair is not present, including executive sessions of the independent directors;

• authorization to call meetings of the independent directors;

• serving as a liaison between the Chair and the independent directors;

• setting the agendas for and leading executive sessions for the independent directors;

• facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;

• briefing the CEO on matters arising in executive sessions and serving as a conduit to the CEO of views, concerns, and issues of the independent directors;

• approving information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

• along with the Board, monitoring and providing input on the CEO’s performance;

• approving meeting agendas for the Board;

• approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

• authorization to retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

• ensuring that they be available, if requested by stockholders, when appropriate, for consultation and direct communication.

For these reasons, and after considering the perspectives of the independent directors, the views of our significant stockholders, and benchmarking and performance data, the Board determined that this leadership structure is in the best interests of stockholders at this time because it strikes an appropriate balance; with a former CEO serving as Chair, there is unified leadership and continuity, while the Lead Independent Director will hold management accountable for our continued success.

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CORPORATE GOVERNANCE

While the Board has determined that this leadership structure is best for the Company and its stockholders at this time, the Board will continue to monitor its effectiveness and appropriateness.

BOARD OF DIRECTORS

We believe that our directors possess the highest personal and professional ethics, deep industry knowledge and expertise, and are committed to representing the long-term interests of our stockholders. We deliberately and thoughtfully formed an independent Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Today, 10 of the 12 directors on our Board are independent, four of the directors are women and four of the directors are minorities. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

EXPERIENCE

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CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	COMMITTEE MEMBERSHIP

Margaret M. Keane Executive Chair of the Board; Former President and CEO of Synchrony Financial	61	2014		Technology

Brian D. Doubles President and CEO of Synchrony Financial	45	2021

Fernando Aguirre Former Chairman, President and CEO of Chiquita Brands International, Inc.	63	2019		Management Development and Compensation; Nominating and Corporate Governance

Paget L. Alves Former Chief Sales Officer of Sprint Corporation	66	2015		Audit; Technology

Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation; Former Executive Chairman of RSA Security, Inc.	67	2015		Risk; Technology (Chair)

William W. Graylin Chairman and CEO of OV Loop, Inc.; Chairman and CEO of Indigo Technologies, Inc.; Former Global Co-General Manager of Samsung Pay, Samsung Electronics America, Inc.	52	2015		Risk; Technology

Roy A. Guthrie Former CEO of Renovate America, Inc.; Former Executive Vice President and Chief Financial Officer of Discover Financial Services, Inc.	67	2014		Risk (Chair)

Jeffrey G. Naylor Lead Independent Director of the Board; Former CFO and Chief Administrative Officer of the TJX Companies, Inc.	62	2014		Audit (Chair); Management Development and Compensation

P.W. “Bill” Parker Former Vice Chairman and Chief Risk Officer of U.S. Bancorp	64	2020		Nominating and Corporate Governance; Risk

Laurel J. Richie Former President of the Women’s National Basketball Association LLC	62	2015		Management Development and Compensation (Chair); Nominating and Corporate Governance

Olympia J. Snowe Chairman and CEO of Olympia Snowe, LLC; U.S. Senator from 1995–2013 and Member of U.S. House of Representatives from 1979–1995	74	2015		Audit; Nominating and Corporate Governance (Chair)

Ellen M. Zane Former President and CEO of Tufts Medical Center and Tufts Children’s Hospital	69	2019		Audit; Management Development and Compensation

2021 ANNUAL MEETING AND PROXY STATEMENT / 15

CORPORATE GOVERNANCE

 ITEM 1—ELECTION OF DIRECTORS

The Board currently consists of 12 directors: our Executive Chair of the Board, Margaret M. Keane, our President and CEO, Brian D. Doubles, and 10 directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Fernando Aguirre, Paget L. Alves, Arthur W. Coviello, Jr., William W. Graylin, Roy A. Guthrie, Jeffrey G. Naylor, Bill Parker, Laurel J. Richie, Senator Olympia J. Snowe and Ellen M. Zane (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority vote in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at each annual meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Each of the 12 director nominees listed below is currently a director of the Company.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the director nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

THE BOARD RECOMMENDS A VOTE FOR the following nominees for election as directors.

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MARGARET M. KEANE
EXECUTIVE CHAIR OF THE BOARD

Ms. Keane, 61, was appointed Executive Chair of the Board in April 2021. Ms. Keane served as our CEO from February 2014 to March 2021 and our President from February 2014 to May 2019. She previously served as CEO and President of the North American retail finance business of the General Electric Company ("GE") from April 2011 to February 2014. She has also been a member of the Board since 2013 and a member of the Board of Directors of Synchrony Bank (the "Bank") since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE's North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE's North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation ("GECC"). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC's Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane serves on the Board of Directors of The Allstate Corporation, a publicly-held personal lines insurer. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John's University.

We believe that Ms. Keane should serve as Executive Chair of the Board due to her extensive experience in the retail finance business and the unique perspective she brings as our former CEO.

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BRIAN D. DOUBLES

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Name and present position, if any, with the Company

Mr. Doubles, 45, has been our CEO since April 2021 and our President since May 2019. He has also been a member of the Board since April 2021 and a member of the board of directors of the Bank since 2009. Mr. Doubles previously served as our Executive Vice President and CFO from February 2014 to April 2019 and as CFO of GE's North American retail finance business from January 2009 to February 2014. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE's global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the wind-down of GE's U.S. mortgage business as CFO and subsequently as CEO. From May 2006 to March 2007, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE's North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE's internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a GE management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.

We believe that Mr. Doubles should serve as a member of the Board due to his extensive experience in the retail finance business and the perspective he brings as our President and CEO.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Aguirre, 63, has been a director since July 2019. He served as President and CEO of Chiquita Brands International, Inc. from January 2004 to October 2012 and also served as Chairman from May 2004 to October 2012. Prior to that, Mr. Aguirre held various global marketing and management roles at Procter & Gamble from 1980 to 2004. Mr. Aguirre is currently on the boards of directors of CVS Health, a publicly-traded American healthcare company that owns CVS Pharmacy, CVS Caremark, and Aetna; and Barry Callebaut, a publicly-traded company which is one of the world’s largest cocoa processors and chocolate manufacturers. He previously served on other boards including Aetna, Inc., Coca-Cola Enterprises, and Levi Strauss & Co. Mr. Aguirre is currently the Owner & CEO of the Erie SeaWolves Minor League Baseball team, the double AA affiliate of the Detroit Tigers. He also owns a minority stake in the Myrtle Beach Pelicans, a low A affiliate of the Chicago Cubs. A native of Mexico, Mr. Aguirre is a prominent figure in the Hispanic community, recognized as one of the 100 Influentials by Hispanic Business Magazine and honored with the Hispanic Heritage Leadership Award by the NFL. Mr. Aguirre received a B.S. from Southern Illinois University Edwardsville.

We believe that Mr. Aguirre should serve as a member of the Board due to his significant knowledge and experience in the areas of leadership, strategy, digital marketing, branding, and communications, as well as his extensive experience as chair and CEO of a large publicly-traded company and as a director of other publicly-traded companies.

Mr. Alves, 66, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group from 2009 to 2012. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Assurant, Inc., a publicly-traded global provider of risk management products and services; and Yum! Brands, Inc., a company that develops, operates, franchises, and licenses a system of quick-service restaurants. Mr. Alves served on the board of International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems from 2015 to 2020. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. In 2017, Savoy magazine recognized Mr. Alves among Savoy’s 2017 Most Influential Black Corporate Directors. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience, including leadership roles with technology companies, his extensive background in sales, his financial expertise and his experience with strategic and business development. He also has experience with strategic corporate transactions, including mergers and acquisitions. The Board has determined that Mr. Alves qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Coviello, 67, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the Board of Directors of the Bank since January 2017. Since 2015 he has been an independent cyber security consultant. He served as Executive Vice President of EMC Corporation, an IT infrastructure company, and Executive Chairman of RSA Security, Inc. (“RSA”), the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA, including President and CEO from 2000 to 2006, and President from 1999 to 2000. Prior to RSA, he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the boards of directors of Tenable Holdings, Inc., a provider of Cyber Exposure solutions, which is a discipline for managing and measuring cyber security risk; FireEye, a publicly traded cybersecurity company which develops cyber security solutions to help organizations protect against advanced persistent threats (APTs), malware, and other cyber-attacks; Epiphany Technology Acquisition Corp., a special purpose acquisition company focused on the technology industry; and four private companies, ZeroNorth, a software and infrastructure security company that is the security industry’s first provider of orchestrated risk management; Capsule8, a security software platform for Linux, containers and micro-services; SecZetta, a provider of identity management software for governing and managing third party risk; and Bugcrowd, Inc., which uses tens of thousands of independent researchers to assist its customers in finding security vulnerabilities in their software. Mr. Coviello previously served on the boards of directors of EnerNOC, Inc., Gigamon, Inc., AtHoc, RSA, Sana Security, Inc. and Cylance, Inc. He received a B.B.A. in Accounting from the University of Massachusetts.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, including as CEO of a publicly-traded company, his extensive financial expertise and accounting background and his considerable experience in technology and cyber security.

Mr. Graylin, 52, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has been Chairman and CEO of OV Loop, Inc., a Connected Commerce platform company with Unified Credential Manager & Commerce Messaging to help people and businesses better interact & transact, since 2018. He is also Chairman and CEO of Indigo Technologies, Inc., a provider of breakthrough Robotic Wheels for Ultra-Efficient & Smooth Electric Vehicles. Prior thereto, Mr. Graylin was Global Co-General Manager of Samsung Pay, the mobile payment platform of Samsung Electronics America, Inc., from February 2015 to April 2018. From 2012 to 2015, he was Founder and CEO of LoopPay, Inc., a mobile payment company; from 2007 to 2012, he was Founder and CEO of Roam Data, Inc., a developer of mobile point of sale software; from 2002 to 2007, he was Founder, Chairman and CEO of Way Systems, Inc.; and from 2000 to 2001, he was Founder and CEO of Entitlenet, Inc. Mr. Graylin served in the United States Navy as a Nuclear Submarine Officer from 1992 to 1998. He currently serves on the boards of directors of several privately held high-tech startups including: People Power, Inc., an IoT (internet of things) services company managed by artificial intelligence for home automation, security and senior care; Feelter, Inc., crowd-sourced trusted reviews to improve eCommerce conversions; and Global Unites, a non-profit organization training and equipping youths on conflict transformation and reconciliation in 15 countries. In addition, Mr. Graylin is a Connection Science Fellow with MIT’s Media Lab. He received a B.S. in Electrical Engineering and Computer Science and a B.A. in Chinese Linguistics and Literature from the University of Washington; an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology; and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

We believe that Mr. Graylin should serve as a member of the Board due to his executive management and leadership experience, and his extensive background as an entrepreneur and innovator in technology.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Guthrie, 67, joined our Board and the Board of Directors of the Bank in connection with our initial public offering in July 2014 (the “IPO”). From October 2017 to September 2018, Mr. Guthrie served as CEO of Renovate America, Inc., a privately-owned financial services company. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as CFO of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, he served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Mr. Cooper Group, Inc., an originator and servicer of real estate mortgage loans; OneMain Holdings, Inc., a financial services company; Renovate America Inc.; and Cascade Acquisition Corporation, a special purpose acquisition company focused on the financial services industry. He previously served on the boards of directors of LifeLock, Inc. and Garrison Capital Inc. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience, including as CFO of two publicly-traded companies and as a director of other publicly-traded companies, financial expertise and accounting background, risk management experience and extensive experience in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Mr. Naylor, 62, was appointed Lead Independent Director of the Board in April 2021. Mr. Naylor joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and CAO of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor serves on the boards of directors of three public companies: Dollar Tree, Inc., an operator of discount variety stores; Wayfair, Inc., an e-commerce retailer of home furnishings and decor; and Emerald Expositions, a company that conducts business to business trade shows. Mr. Naylor received a B.A. in Economics and Political Science and an M.B.A. from the J.L.

Kellogg Graduate School of Management, Northwestern University.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, including as CFO of a publicly-traded company and as a director of other publicly-traded companies, his extensive financial expertise and accounting background, and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries. The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Mr. Parker, 64, has been a director since July 2020. Mr. Parker served as Vice Chairman and Chief Risk Officer of U.S. Bancorp from December 2013 to September 2018. From October 2007 until December 2013 he served as Executive Vice President and Chief Credit Officer of U.S. Bancorp. From March 2005 until October 2007, he served as Executive Vice President of Credit Portfolio Management of U.S. Bancorp, having served as Senior Vice President of Credit Portfolio Management of U.S. Bancorp since January 2002. Mr. Parker served on the board of directors of U.S. Bank National Association from January 2011 to October 2018.

We believe that Mr. Parker should serve as a member of the Board due to his leadership experience, and his extensive background in risk management and deep expertise in credit.

Ms. Richie, 62, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional sports league, from 2011 to 2015. From 2008 to 2011, Ms. Richie served as Chief Marketing Officer of Girl Scouts of the United States of America. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and member of the agency’s Operating and Diversity Advisory Boards. Ms. Richie is currently engaged by several Fortune 100 companies to advise c-suite executives on matters of personal leadership and corporate culture. She also serves on the board of directors of Bright Horizons, a publicly-traded provider of high-quality childcare and early education; and Hasbro, a global play and entertainment company committed to Creating the World’s Best Play and Entertainment Experiences. Ms. Richie has been recognized as one of the 25 Most Influential Women in Business by The Network Journal, one of the Most Influential African Americans in Sports by Black Enterprise and one of the Most Influential Black Corporate Directors by Savoy magazine. She is the recipient of numerous awards including Sports Business Journal’s Game Changer Award and Ebony magazine’s Outstanding Women in Marketing and Communications Award. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. Ms. Richie is a former Trustee of the Naismith Basketball Hall of Fame; she was named a Charter Trustee of her alma mater in 2012; and she became Chair of the Board of Trustees of Dartmouth College in 2017.

We believe that Ms. Richie should serve as a member of the Board due to her executive management and leadership experience and her considerable experience in communications and marketing.

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Name and present position, if any, with the Company

Age, period served as a director and other business experience

Senator Snowe, 74, has been a director since November 2015 and was a non-voting Board observer from January 2015 to November 2015. She has also been a member of the board of directors of the Bank since January 2017. She is currently Chairman and CEO of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center, a non-profit organization focused on national policy solutions, where she is also a member of the board, and co-chairs its Commission on Political Reform. Senator Snowe currently serves on the board of directors of T. Rowe Price Group, Inc., a financial services company, and she previously served on the board of directors of Aetna, Inc., a diversified healthcare benefits company. Senator Snowe served in the U.S. Senate from 1995–2013, and as a member of the U.S. House of Representatives from 1979–1995. While in the U.S. Senate, she served as Chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee, the Senate Intelligence Committee, and the Senate Commerce Science and Technology Committee. She also served as Chair of the Subcommittee on Seapower for the Senate Armed Services Committee. Senator Snowe received recognition from the National Association of Corporate Directors as an NACD Directorship 100 “Class of 2015.” Senator Snowe received a B.A. in political science from the University of Maine and has received honorary doctorate degrees from many colleges and universities.

We believe that Senator Snowe should serve as a member of the Board due to her broad range of valuable leadership and public policy experience, including more than 30 years as an elected member of the U.S. Congress. Her experiences provide her with an extensive background handling complex issues, including budget and fiscal responsibility, economic, tax and regulatory policy, and healthcare policy.

Ms. Zane, 69, has been a director since February 2019 and was a non-voting Board observer from October 2018 to February 2019. She currently serves as CEO Emeritus at Tufts Medical Center and Tufts Children’s Hospital, and from 2004 to 2011, she served as its President and CEO. From 1994 to 2004, Ms. Zane served as Network President for Mass General Brigham (formerly Partners Healthcare System), a physician/hospital network sponsored by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as the CEO of Quincy Hospital. Ms. Zane serves on the boards of directors of Boston Scientific Corporation, a manufacturer of medical devices; Brooks Automation, a provider of automation, vacuum and instrumentation equipment for multiple markets, including semiconductor manufacturing, technology device manufacturing, and life sciences; and Haemonetics Corporation, a global provider of blood and plasma supplies and services. Ms. Zane received a Bachelor of Arts from George Washington University and a Master of Arts from Catholic University of America. She has an Advanced Professional Director Certification from the American College of Corporate Directors and she holds the following honorary degrees: Doctorate of Humane Letters from University of Massachusetts – Dartmouth; Doctorate of Commercial Science from Bentley University; Doctorate of Business Administration from Stonehill College; and Doctorate of Humane Letters from Curry College.

We believe that Ms. Zane should serve as a member of the Board due to her executive experience in the healthcare industry, including as the CEO of a large medical center, in addition to her financial expertise and substantial experience as a director at other public companies. The Board has determined that Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

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QUALIFICATIONS OF DIRECTORS

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Although the Board does not have a specific diversity policy, the Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers each candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than three boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

PROCESS FOR REVIEWING, IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2022 Annual Meeting of Stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2022 Annual Meeting.”

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COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, the Risk Committee, and the Technology Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2020

Audit	Mr. Naylor (Chair)	• Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	12

	Mr. Alves Senator Snowe

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

	Ms. Zane	• Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response

		• Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)

•  Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		• Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management

•  In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for credit losses

		• Approving audit and non-audit services provided by the independent registered public accounting firm

•  Meeting with management and the independent registered public accounting firm to review and discuss our financial statements, any critical audit matters (CAMs) and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		• Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the Chief Audit Executive

		• Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls

		• Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board) and related processes and programs

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COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2020

Nominating and Corporate Governance	Senator Snowe (Chair) Mr. Aguirre Mr. Parker Ms. Richie	• Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees, as well as candidates’ ability to contribute to the diversity of the Board	6

•  Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

		• Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

		• Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

		• Annually reviewing director compensation and benefits

•  Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

•  Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under Securities and Exchange Commission (“SEC”) rules and annually reviewing the use and effectiveness of such policy

		• Reviewing our policies and procedures with respect to political spending

		• Reviewing actions in furtherance of our corporate, environmental and social responsibility

		• Reviewing and resolving any conflicts of interest involving directors or executive officers

		• Overseeing the risks, if any, related to our corporate governance structure and practices

		• Identifying and discussing with management the risks, if any, related to our environmental and social responsibility actions and public policy initiatives

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2020

Management Development and Compensation	Ms. Richie (Chair) Mr. Aguirre Mr. Naylor Ms. Zane	• Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process	7

•  Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation

•  Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

•  Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

		• Reviewing and overseeing equity incentive plans and other stock-based plans

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COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2020

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Graylin Mr. Parker	• Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational (including cyber security), compliance and strategic risks	7

•  Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

•  Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

		• Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

		• Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

•  Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

•  Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

•  Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for credit losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes and our annual capital plan and the Bank’s resolution plan

		• Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

		• Reviewing the status of financial services regulatory examinations

		• Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

		• Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

		• Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

COMMITTEES	MEMBERS	PRIMARY RESPONSIBILITIES	# OF MEETINGS IN 2020

Technology	Mr. Coviello (Chair) Mr. Alves Mr. Graylin Ms. Keane	• Reviewing and making recommendations to the Board on major strategies and other subjects relating to technology	5
		• Reviewing the Company’s approach to technology-related innovation, including the Company’s competitive position and relevant trends in technology and innovation
		• Reviewing the technology development process to assure ongoing business growth
		• Providing a forum for dialogue on existing and emerging technologies which present opportunities or threats to the Company’s strategic agenda

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CORPORATE GOVERNANCE

AUDIT COMMITTEE

The Board has determined that each of Mr. Naylor, Mr. Alves and Ms. Zane qualifies as an “audit committee financial expert” as defined in Item 407(d) (5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Each of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane qualifies as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act).

BOARD OF DIRECTORS’

LEADERSHIP STRUCTURE

Since our IPO, we have chosen to elect a Chair of the Board separate from our CEO. The separation of roles has allowed our Chair to focus on the organization and effectiveness of the Board. At the same time, it has allowed our CEO to focus on executing our strategy and managing our operations, performance and risks.

As previously announced, on April 1, 2021 as part of a planned succession process, the following events occurred:

•	Richard Hartnack retired as non-Executive Chair;

•	Margaret Keane transitioned roles from CEO to Executive Chair;

•	Brian Doubles succeeded Ms. Keane as CEO and, was appointed to the Board; and

•	Jeffrey Naylor was appointed Lead Independent Director of the Board.

The Board thoroughly evaluated its leadership structure in the period leading up to the Company’s CEO transition. The Board believes that Ms. Keane, as the former CEO and a long-time executive in the business, is best situated to serve as Chair at this time because her deep understanding of our operations, our people and our strategic plan, along with her strong leadership skills, make her uniquely qualified to provide the continuity needed to ensure a smooth transition of the CEO role, especially in the volatile and uncertain environment created by the COVID-19 pandemic.

The roles of Chair and CEO continue to be separate at the Company. The Board believes that the separation is in the best interests of the Company’s stockholders because it allows the Chair to focus on the organization and effectiveness of the Board and allows the CEO to focus on executing the Company’s strategy and managing its operations, performance and risk.

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CORPORATE GOVERNANCE

The Board believes that the Lead Independent Director brings to the Board experience, oversight, and expertise from outside the Company that will allow him to provide strong independent oversight of management. The responsibilities and authority of the Lead Independent Director include:

•	presiding at all Board meetings at which the Chair is not present, including executive sessions of the independent directors;

•	authorization to call meetings of the independent directors;

•	serving as a liaison between the Chair and the independent directors;

•	setting the agendas for and leading executive sessions for the independent directors;

•	facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;

•	briefing the CEO on matters arising in executive sessions and serving as a conduit to the CEO of views, concerns, and issues of the independent directors;

•	approving information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•	along with the Board, monitoring and providing input on the CEO’s performance;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	authorization to retain outside advisors and consultants who report directly to the Board on Board-wide issues; and

•	ensuring that he be available, if requested by stockholders, when appropriate, for consultation and direct communication.

For these reasons, and after considering the perspectives of the independent directors, the views of our significant stockholders, and benchmarking and performance data, the Board determined that this leadership structure is in the best interests of stockholders at this time because it strikes an appropriate balance; with a former CEO serving as Chair, there is unified leadership and continuity, while the Lead Independent Director will hold management accountable for our continued success.

While the Board has determined that this leadership structure is best for the Company and its stockholders at this time, the Board will continue to monitor its effectiveness and appropriateness.

BOARD OF DIRECTORS’

ROLE IN RISK OVERSIGHT

We manage enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the President and CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of the risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering the risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. The enterprise risk management philosophy is to ensure that all relevant risks are appropriately identified, measured, monitored and controlled. The approach in executing this philosophy focuses on leveraging risk expertise to drive enterprise risk management using a strong governance framework structure, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including the Board, various Board and management committees and senior management. The corporate culture and values, in conjunction with the risk management accountability incorporated into the integrated Enterprise Risk Government Framework, which includes a

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CORPORATE GOVERNANCE

governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

The “First Line of Defense” is comprised of the business areas whose day-to-day activities involve decision-making and associated risk taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and risk governance framework. The “Second Line of Defense,” also known as the independent risk management organization, provides oversight of first line risk taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk governance framework. The “Third Line of Defense” is comprised of Internal Audit. The third line provides independent and objective assurance to senior management and to the Board and Audit Committee that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2020, the Board held 13 meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2020 Annual Meeting of Stockholders.

MEETINGS OF NON-MANAGEMENT AND INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Lead Independent Director of the Board, Mr. Naylor, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate. secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Lead Independent Director of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and the Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and the Chief Compliance Officer. The Lead Independent Director of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or the Chief Compliance Officer believes may be credible, and after consultation with the Lead Independent Director of the Board, such communication may be reported to the other members of the Board or to a committee of the Board.

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CORPORATE GOVERNANCE

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumés and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors. synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchronyfinancial. com under “Corporate Governance.”

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane. None of Ms. Richie, Mr. Aguirre, Mr. Naylor and Ms. Zane was, during 2020 or previously, an officer or employee of the Company or any of its subsidiaries. During 2020, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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COMPENSATION MATTERS

ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 34-59 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

WE ASK FOR YOUR ADVISORY APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 34-59.”

THE BOARD RECOMMENDS A VOTE FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

MANAGEMENT

The following table sets forth certain information concerning our executive officers (other than Ms. Keane and Mr. Doubles): Alberto Casellas, Henry F. Greig, Curtis Howse, David P. Melito, Jonathan S. Mothner, Thomas M. Quindlen, Brian J. Wenzel, Sr. and Paul Whynott. For information concerning Ms. Keane and Mr. Doubles, see “Corporate Governance—Election of Directors.”

NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Alberto Casellas Executive Vice President, CEO—CareCredit	Mr. Casellas, 54, has been the CEO of our CareCredit platform since January 2019. He previously served as our Executive Vice President and Chief Customer Engagement Officer from November 2016 to December 2018 and as our Senior Vice President, Retail Card Client Initiatives Group from March 2014 to November 2016. Mr. Casellas joined GE in 1990 and held various leadership roles of increasing responsibility in sales, operations, and P&L including Vice President & General Manager, Retail Card Portfolios, leading several client relationships out of the San Francisco Bay Area from 2004 to 2014; Site Operations Leader in Charlotte, NC under GE Capital’s Consumer Finance from 2002 to 2004; Leader of the e-Business initiative for GE Structured Services from 1999 to 2002; and General Manager, GE Supply South America Operations in Sao Paulo, Brazil and Buenos Aires, Argentina from 1997 to 1999. Mr. Casellas serves on the Board of Directors of Domus Kids, a Stamford, CT non-profit organization that helps thousands of the Stamford area’s most vulnerable youth experience success. He is also the Executive Sponsor of Synchrony’s Hispanic Network. Mr. Casellas received a B.A. in Economics from Yale University.

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NAME AND PRESENT POSITION WITH THE COMPANY	AGE, PERIOD SERVED IN PRESENT POSITION AND OTHER BUSINESS EXPERIENCE

Henry F. Greig Executive Vice President, Chief Credit Officer and Capital Management Leader	Mr. Greig, 58, has been our Executive Vice President, Chief Credit Officer and Capital Management Leader since April 2017. He previously served as our Executive Vice President and CRO from February 2014 to April 2017. Mr. Greig served as CRO of GE’s North American retail finance business from October 2010 to February 2014, and the Bank from May 2011 to April 2017. Mr. Greig was also a member of the board of directors of the Bank from 2011 to January 2016. From June 2004 to October 2010, Mr. Greig served as CRO of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with affiliates of GE. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.

Curtis Howse Executive Vice President, CEO— Payment Solutions and Chief Commercial Officer	Mr. Howse, 57 has been our Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer since January 2021. Mr. Howse led Synchrony’s Direct to Consumer efforts from October 2018 to December 2020. Prior to this role, Mr. Howse was Senior Vice President and General Manager of the Diversified Client Group at Synchrony from April 2011 to September 2018. Before Synchrony’s separation from GE in 2015, Mr. Howse held roles in operations, business development and client development at GE Consumer Finance, and led various business divisions in the U.S., Argentina, Brazil, Canada and Mexico. Mr. Howse received a bachelor’s degree in computer information systems from DeVry University.

David P. Melito Senior Vice President, Chief Accounting Officer and Controller	Mr. Melito, 55, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014 and has served as Controller for GE’s North American retail finance business since March 2009. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito received a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary	Mr. Mothner, 57, has been our Executive Vice President, General Counsel and Secretary since February 2014 and has served as General Counsel for GE’s North American retail finance business since January 2009 and the Bank since September 2011. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

Thomas M. Quindlen Executive Vice President and CEO—Retail Card	Mr. Quindlen, 58, has been our Executive Vice President and CEO of our Retail Card platform since February 2014 and has served as Vice President of the Retail Card platform for GE’s North American retail finance business since December 2013. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CCO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

Brian J. Wenzel, Sr. Executive Vice President, Chief Financial Officer	Mr. Wenzel, 53, has been our Chief Financial Officer since May 2019. Prior to that he served as SVP and Deputy Chief Financial Officer from April 2018 to April 2019 and as Chief Financial Officer for our Retail Card platform from September 1998 to April 2018. Earlier in his career, Mr. Wenzel held Chief Financial Officer roles in Business Development, Growth & Investments for Synchrony and for GE’s Treasury & Global Funding Operation. He was also an Assistant Controller for GE’s Consumer North American Finance Business. Prior to GE, Mr. Wenzel worked at PricewaterhouseCoopers from 1989 to 1993 and held various roles in a start-up healthcare venture from 1993 to 1998. Mr. Wenzel received a B.S. from Marist College and is a CPA.

Paul Whynott Executive Vice President, Chief Risk Officer	Mr. Whynott, 50, has been our Executive Vice President and CRO since April 2017. From May 2014 to April 2017, Mr. Whynott served as our Executive Vice President and Chief Regulatory Officer. Prior to joining Synchrony Financial, Mr. Whynott served as Senior Supervisory Officer, Financial Institution Supervision Group at the Federal Reserve Bank of New York from April 2011 to May 2014 and he held various leadership positions of increasing responsibility from August 1992 to May 2014. Mr. Whynott received a B.A. in Economics from Connecticut College and an M.B.A. in Finance from the Columbia School of Business, Columbia University.

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COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS 2020 PERFORMANCE

2020 marked a year of unprecedented challenges. The COVID-19 pandemic impacted the economy, Synchrony’s business, as well as our partners, customers and employees. Despite the challenges, Synchrony took quick and decisive action and delivered strong results. We moved to keep our employees safe through work from home arrangements and enhanced our employee benefits and wellness programs, provided relief for our customers and reprioritized resources and work streams. We also took actions to manage our costs and re-direct the business to the new realities. We transformed how we work and reduced our physical site footprint, implemented a temporary freeze on hiring and promotions as well as travel and expense restrictions, insourced certain work at a lower cost, and reduced or eliminated other work.

STRONG NET EARNINGS $1.4B

Our goal was to successfully manage through the short-term environment, while preparing the Company for a post-pandemic return to strong growth and long-term value creation.

We kept focused on our commitment to executing our commercial strategies which resulted in several key successes:

• Renewed 41 key relationships

• Signed 25 new partnerships

• Launched promising new programs with Verizon and Venmo, as well as within our Payment Solutions and CareCredit businesses.

• Significantly enhanced our digital initiatives and shifted resources to focus on transforming digital capabilities in response to the pandemic, such as digital collections and our efforts to enable consumers to apply for credit in store or pay merchants contactless.

$2.27 DILUTED EARNINGS PER SHARE

• Expanded human capital initiatives at all levels including care for employees in response to the pandemic and executing on our diversity and inclusion (D&I) initiatives.

We accomplished all these commercial strategy successes while maintaining strong relative performance against our direct peers*, ranking first in 2020 efficiency ratio**, second in 2020 return on equity and second in 5-year loan receivables growth. Our Total Shareholder Return (TSR) ranked second among direct peers as we maintained profitability in all four quarters over the past year. During 2020, the Company also operated with a strong balance sheet including liquid assets as a percentage of total assets were 19.1%, CET 1 Capital Ratio was 15.9%, and our allowance coverage ratio rose to 12.5%. All of the above accomplishments are signs of a healthy business that we believe is poised to grow in a post-pandemic rebound.

RETURNED CAPITAL TO STOCKHOLDERS $1.5B

FISCAL YEAR 2020 FINANCIAL PERFORMANCE HIGHLIGHTS

• $1.4 billion Net Earnings

• $2.27 Diluted Earnings Per Share

• Returned $1.5 billion in capital to common stockholders in the form of share repurchases and dividends

• Industry leading Efficiency Ratio of 36.3%

* Direct peers include American Express Company, Capital One Financial Corporation and Discover Financial Services.

** For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

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COMPENSATION MATTERS

The charts below highlight our 5-year receivables growth, 2020 return on equity and 2020 efficiency ratio performance against our direct peers during the 5-year or one-year period ending December 31, 2020. These are key metrics we believe reflect our overall performance and fundamental strengths.

The chart below shows our one-year total stockholder return (TSR), which ranks second against our direct peers.

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COMPENSATION MATTERS

BUSINESS AND STRATEGIC UPDATES

We believe the relative performance results shown above are a result of our decisive re-prioritizing of strategic actions we took when the pandemic hit in March 2020. Management acted quickly to change how we operate the business and where we allocate capital and resources. After reviewing strategic and other challenges presented by the COVID-19 pandemic, including the impact to our employees and the economy, we evaluated ways to respond to the pandemic’s impact on the Company’s financial performance and to set the foundation for stronger growth post-pandemic. As a result, management, with the input of the Management Development and Compensation Committee (“MDCC” or “Committee”) and the Board of Directors (the “Board”), refocused the organization on the three key areas: our COVID-19 response; our updated strategic priorities; and cost management. Significant accomplishments in 2020 under each area are listed in the chart below and details of our refocused objectives and associated accomplishments are provided later in the CD&A:

COVID-19 RESPONSE	STRATEGIC BUSINESS PRIORITIES	COST MANAGEMENT

• Moved Employees to Work from Home

• Enhanced Employee Benefits and Created New Wellness Programs

• Implemented Pandemic Safety Protocols

• Maintained Customer Service Levels

• Maintained Rigor in Risk & Compliance Requirements

• Provided Partner Support and Customer Relief

• Launched Venmo & Verizon Programs

• Maintained Strong Balance Sheet through Capital and Liquidity Efficiency

• Expanded Hospital Network

• Added Point-of-Sale Capabilities

• Added New Programs including Walgreens

• Renewed Current Programs including Sam’s Club and Mattress Firm

• Added Digital Collections Capabilities

• Supported Growth with Credit Transformation

• Drove D&I Progress

• Actions taken to realize future overall cost reductions of $210 million+ in 2021

• Implemented Hiring Freeze

• Updated Site/Real Estate Strategy

• Leveraged IT Efficiencies

• Restructured Functional and Operational Departments

• Maintained Profitability in all 4 Quarters of 2020

Management took these actions to ensure the continued engagement and motivation of the key talent needed to execute on our long-term strategy and make us stronger and more competitive after the pandemic.

While we refocused the organization on these new objectives in response to COVID-19, we continued to execute on key components of our commercial strategy in 2020:

•	Remained focused on investing in our digital and mobile capabilities, bringing to market new features, channels and experiences for our customers and enhancing our existing digital design and user experience including purchase and servicing accounts. These investments drove growth in our existing programs, including by supporting our partners as they adapt to the rapidly evolving environment resulting from the COVID-19 pandemic, and were critical to securing renewals and winning new programs such as Venmo and Verizon.

•	In Retail Card, continued to diversify our portfolio by adding promising new partners, including Verizon, and launching the first-ever Venmo Credit Card.

•	In Payment Solutions, continued to enhance our Synchrony-branded networks. The Synchrony HOME credit card is accepted at hundreds of thousands of home-related retail locations nationwide, including both partner locations and retailers outside of our program network. The Synchrony Car Care network, which comprises merchants selling automotive parts, repair services and tires, covers more than 1,000,000 locations across the United States. We also renewed our strategic partnership with Mattress Firm.

•	In CareCredit, continued to work on broader acceptance and further expansion of the network, launching partnerships with three new health systems; acquiring Allegro Credit, a leading provider of point-of-sale consumer financing for audiology products and dental services; extending Pets Best’s relationship with Progressive; and, in January 2021, announcing a new program agreement with Walgreens to become the issuer of the first co-branded credit card program for a national health retailer in the United States.

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COMPENSATION MATTERS

OUR NAMED EXECUTIVE OFFICERS

The executive officers whose compensation we discuss in this CD&A and whom we refer to as our named executive officers (“NEOs”) for 2020 are Margaret M. Keane, Executive Chair (and former CEO); Brian D. Doubles, President and CEO (and former President); Brian J. Wenzel, Sr., Executive Vice President, CFO; Neeraj Mehta, former Executive Vice President, CEO—Payment Solutions and Chief Commercial Officer; and Thomas M. Quindlen, Executive Vice President and CEO—Retail Card.

On January 11, 2021, as part of a planned succession process, the Board of the Company approved the following events, each effective April 1, 2021:

•	Margaret Keane, 61, transitioned roles from CEO to Executive Chair of the Board.

•	Brian Doubles, 45, succeeded Ms. Keane to become President and CEO, and joined the Board as a director.

Ms. Keane was appointed Synchrony’s President and CEO in 2014 and has served as a director since 2013. Ms. Keane previously served as President and CEO of the North American retail finance business of GE from 2011 to 2014. Mr. Doubles was Synchrony’s President from May 2019 until April 2021. He previously served as Synchrony’s Executive Vice President and CFO from 2014 to 2019 and as CFO of GE’s North American retail finance business from 2009 to 2014.

MIX OF PAY

A majority of our NEOs’ compensation is performance-based and therefore at risk. The only fixed compensation paid is base salary, which represents approximately 9% of the CEO’s total direct compensation and no more than 22% of the other NEOs’ total direct compensation as shown below in the 2020 mix of direct pay charts for our CEO and CFO:

Below we illustrate the pay trend of our CEO pay from 2017 through 2020 which reflects our consideration of both market pay levels and performance.

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COMPENSATION MATTERS

2020 SAY-ON-PAY ADVISORY VOTE AND STAKEHOLDER ENGAGEMENT ON EXECUTIVE COMPENSATION

At our 2020 annual meeting of stockholders, our investors supported the compensation for our named executive officers with more than 91% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies. In 2020, we continued our regular engagement with stakeholders regarding our compensation program. In some cases, Richard Hartnack, former Chair of the Board and Chair of the MDCC, participated in the meetings with stockholders, and feedback received was regularly shared and discussed with our full Board and the MDCC. We also engaged with proxy advisory firms and sought regulatory perspectives.

BEST PRACTICE COMPENSATION PROGRAMS AND POLICIES

The MDCC has implemented the following measures as part of our executive compensation programs:

WHAT WE DO

Substantial portion of executive pay based on performance against goals set by the MDCC

Risk governance framework underlies compensation decisions

Stock ownership requirements for executive officers

Minimum vesting of 12 months for any options or stock appreciation rights

Minimum vesting of 12 months for any restricted stock units (“RSUs”)

Compensation subject to claw-back in the event of misconduct and expanded to “no fault” in the case of financial restatements for all NEOs

Limited perquisites

Use of peer company benchmarking, targeting median among peers with additional consideration based on the size, scope and impact of role, market data, leadership skills, length of service and both company and individual performance and contributions

Double-trigger vesting of equity and long-term incentive plan awards upon change in control

One-year “Say-on-Pay” frequency

Independent compensation consultant advises the MDCC

Include relative performance metric by applying a Total Shareholder Return modifier to our long-term performance awards that will be linked to stockholder returns relative to peers

WHAT WE DON’T DO

No hedging or pledging of Company stock

No employment agreements for executive officers

No tax gross-ups for executive officers

No discretion to accelerate the vesting of awards

No cash buyouts of stock options or stock appreciation rights with exercise prices that are not in-the-money

No payout of dividends on unvested equity prior to the vesting date

No backdating or repricing of stock option awards

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COMPENSATION MATTERS

COMPENSATION PHILOSOPHY

SYNCHRONY PROGRAM PRINCIPLES

Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s MDCC continue to be:

•	Performance—compensation programs are linked to business and individual performance against both qualitative and quantitative goals and objectives;

•	Values—compensation programs are also linked to how employees demonstrate the behaviors and values expected of our employees;

•	Stockholder Alignment—compensation programs should be designed to align management incentives with the creation of stockholder returns over the long-term;

•	Market Competitiveness—compensation programs should be competitive with the external labor markets;

•	Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

•	Prudent Risk—compensation programs, particularly in the form of incentive compensation must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Employees should take risks only within approved policy limits, in accordance with the MDCC charter and key practices and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Fair Customer Treatment—compensation programs should encourage employees to follow established Company procedures and to treat customers fairly; and

•	Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees to achieve the mission, goals and objectives of Synchrony in a way that is aligned with effective risk management controls and long-term stockholder value. A robust performance review process is a critical element in all reward decisions.

KEY CONSIDERATIONS IN SETTING COMPENSATION

During 2020, Synchrony’s compensation program withstood pressures of the economic volatility and stress of an unprecedented pandemic by keeping turnover to reasonable levels and increasing our place on the list of Great Place to Work® through employee support. The MDCC continued to use the considerations outlined below in setting compensation for our NEOs and did not change the overall philosophy for our pay programs. However, to better align NEO incentive pay in the context of the COVID-19 pandemic, in 2020, the MDCC considered the substantial impact of the pandemic on the Company’s operations and reviewed several factors, including management’s success in refocusing the Company on the new priorities; the Company’s achievements when measured against those new priorities; and the Company’s financial performance when measured against direct peers and in the context of the financial disruption caused by COVID-19. The details of the impact of these factors are provided in 2020 Compensation Elements, below.

Consistent and Sustainable Performance—Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, the final determinations for salary and grants are based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

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COMPENSATION MATTERS

Balanced Compensation Approach—We strive to provide an appropriate mix of compensation elements to achieve a balance between short versus long-term compensation, cash versus equity incentive compensation and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period of time, align our executives’ interests with the interests of our stockholders and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance against both internal goals and relative to peers, as well as our stock price performance over the long-term.

Qualitative and Quantitative Factors—Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the funding and cap award levels for our performance-based programs, the MDCC can use qualitative factors such as performance in the context of the economic environment relative to other companies, risk considerations, execution of our strategic plan and leadership competencies/values.

Risk Mitigation—Our compensation program is balanced, focused on the long-term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, through claw-back policies and other program features, the highest amount of compensation can be achieved through consistent superior performance but only within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long-term while avoiding excessive risk taking in the short-term. As discussed further below under “—Compensation and Risk,” Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer Company Pay—We also considered compensation levels and pay practices at our direct peers and other peer companies when setting target pay levels for 2020, targeting median pay among peers with additional consideration based on the size, scope and impact of the executive’s role, market data, leadership skills, length of service and individual performance and contributions. The peer group was selected to provide a credible representation for assessing the competitiveness of executive compensation (both in amounts and structure) as well as for performance comparisons for annual and long-term incentives. Due to Synchrony’s unique business model, there are a limited number of direct peers (American Express, Discover, Capital One). Our peer group reflects publicly traded financial services companies headquartered in the United States considering assets, annual revenue and market capitalization equal to approximately one-half to two-times Synchrony’s size. At the time of the peer group selection, Synchrony was at the peer 40th percentile in assets, 56th percentile in revenue and 41st percentile in market capitalization.

For 2020, upon the recommendation of Meridian Compensation Partners, LLC (“Meridian”), the MDCC updated Synchrony’s peer group to remove banks that were no longer comparable because they merged (BB&T and SunTrust), were acquired (Total System Services) or are a subsidiary of a larger entity (Santander Consumer USA Holdings). In addition, the MDCC added a data processor, Global Payments Inc. that merged with Total System Services. As a result, the list of peer companies used to set pay levels in 2020, as set forth below, better reflects our business model.

CONSUMER FINANCE	DATA PROCESSING	COMMERCIAL BANKS

Ally Financial Inc.	Alliance Data Systems Corporation	Citizens Financial Group, Inc.
American Express Company	Fidelity National Information Services, Inc.	Fifth Third Bancorp
Capital One Financial Corporation	Fiserv, Inc.	Huntington Bancshares Incorporated
Discover Financial Services	Global Payments Inc.	KeyCorp
	Mastercard Incorporated	M&T Bank Corporation
	PayPal Holdings, Inc.	Regions Financial Corporation.
Visa Inc.

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COMPENSATION MATTERS

2020 COMPENSATION ELEMENTS

The following summarizes the compensation elements used for 2020 to reward and retain our NEOs.

With the onset of the pandemic, the Committee met several times during the year to discuss the impact of the shifting economic, business, and social conditions that began in early March of 2020. At each of the May, July, September, special October, December and January 2021 meetings, the Committee spent significant time assessing incentives and original goals approved by the MDCC, executive holding power, employee engagement, the Company’s response to the pandemic and social unrest, and new strategic priorities among other things. With the assistance of insight from the Committee’s independent advisor on external market reaction balanced with the strategic priorities of the Company, the Committee carefully and thoroughly considered Synchrony’s performance when determining pay decisions for 2020.

BASE SALARY

Base salaries for our NEOs depend on several factors, including the size, scope and impact of their role, market data, leadership skills, length of service and individual performance and contributions.

The MDCC reviews base salaries and benchmark data provided by the MDCC’s independent compensation consultant. During 2020, the MDCC determined to keep base salaries flat for all NEOs other than Mr. Wenzel. In spite of tough business conditions, the Committee felt it necessary and appropriate to continue transitioning Mr. Wenzel’s pay from well below market toward market norms as he gained experience as CFO based on his continued growth and performance in the role. Mr. Wenzel’s annual base salary was increased from $650,000 to $700,000.

ANNUAL INCENTIVE

Annual incentive awards to our NEOs (and approximately 3,500 other employees) are made pursuant to Synchrony’s Annual Incentive Plan (“AIP”) with metric weightings and specific goals for threshold, target and maximum payout levels set in January or February. In January 2020, prior to the onset of the pandemic, the MDCC approved a set of metrics based on the Company operating plan and market conditions at that time. Target incentive opportunities are based on market practices for an officer’s role balanced against internal importance of the role.

Performance measures for 2020 that were approved at the January meeting – before the pandemic surfaced in the US – were based on three weighted quantitative metrics outlined below. These metrics promoted a balanced focus on profit, growth, risk and expenses:

•	Net Earnings (50% weighting)—align the interests of executives with the interests of stockholders;

•	Average Receivables Growth (25% weighting)—focus executives on expanding the business to drive future net earnings; and

•	Efficiency Ratio (25% weighting)—drive cost discipline.

In 2020, the MDCC increased the weight of Net Earnings in our annual cash incentive awards under Synchrony’s Annual Incentive Plan to 50% (from 45% in 2018 and 1/3 in 2017).

The MDCC established minimum, target and maximum performance levels based on Synchrony’s business plan and financial and economic outlook at that time including assumptions about our business (e.g. consumer spending) and partners (e.g. retail companies) that changed radically once the pandemic essentially shut down the economy. Additionally, our goals considered (i) historical performance for Synchrony and our peers, (ii) achieving our pre-pandemic operating plan and/or (iii) beating prior year performance after reflecting accounting or other governance changes.

The original Annual Incentive Plan metrics, weights, goals, approved at the January 2020 MDCC meeting are shown below:

		GOALS			ASSOCIATED PAYOUT
METRIC	WEIGHT	MIN	TARGET	MAX	MIN	TARGET	MAX
Net Earnings	50%	$1.9B	$2.2B	$2.6B	50%	100%	200%
Average Receivables Growth	25%	4%	5.5%	7.75%	50%	100%	200%
Efficiency Ratio	25%	33.5%	32.5%	31%	50%	100%	200%

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COMPENSATION MATTERS

Starting in March 2020, the full Board engaged with management on the Company’s response to the COVID-19 pandemic. The Board was kept informed through regular updates on the impact of the pandemic, including matters relating to employees, operations, financial performance, partners, and related legal and regulatory matters. The MDCC and the Board reviewed a detailed and comprehensive dashboard with weekly updates on topics including employees, credit metrics, operational metrics, information systems, and financial performance. At eight special and regular meetings, the MDCC engaged with management and Meridian to monitor the potential impact of COVID-19 on the Company’s compensation programs.

When the Committee met in May 2020, the economic and business landscape had declined. The Committee realized the goals originally approved in January 2020 for the year were no longer relevant in driving the Company performance needed due to the impacts of the pandemic, including:

•	Economic models forecasting exposure to potential unpaid consumer credit – and the resulting impacts of new accounting standard ASU 2016-13, Financial Instruments-Credit Losses (“CECL”) – required a $1.6 billion increase in reserves;

•	Public health mandates closing non-essential retail stores and curtailing travel, entertainment and event activity, resulting in a decline in purchase volume; and

•	Higher payment rates resulting from stimulus actions, resulting in lower asset growth and lower interest and fees.

The Committee reviewed the Company’s framework for refocusing business priorities through the remainder of 2020 to mitigate the operational and financial impact of the pandemic on Synchrony in the short term, and to set the foundation for a stronger Synchrony in the long term. These new priorities were considered by the Board as critical initiatives that executives and all employees across the organization should prioritize.

In July, the Committee reviewed the framework which targeted three areas (i) COVID-19 response (ii) new strategic priorities and (iii) cost management and determined that those priorities should also drive the annual incentive plan, which covered a large portion of the Company’s workforce. Given the uncertainty created by the pandemic, the

Committee supported the refocused framework and recognized the potential need to use discretion in determining any annual incentive amounts, which they also determined would be capped at 100%. The MDCC concluded that any annual incentive amounts (up to, but not exceeding target) would need to balance investor impact vs. the Company’s performance against the refocused framework.

The framework of refocused priorities for the Company and associated accomplishments are outlined below:

COVID-19 Response – Programs, resources, benefits and actions to protect and keep our employees safe while maintaining our business commitments and supporting the people and businesses we serve:

•	Implemented a 100% work from home structure – employees from across the Company, from support functions to front-line contact center associates, all began working from home, which helped stabilize operations and provide customer service while keeping employees safe.

•	Provided new pandemic benefits and resources to employees – We covered the cost of co-payments for virtual doctor visits and enhanced emergency backup childcare and eldercare benefits for all employees. We also provided financial planning and employee assistance, along with wellness programs – with specific focus around mental wellness, and, for our contact center associates, provided a one-time, special cash bonus.

•	Supported partners and customers – For consumers that experienced financial hardship, we offered individualized accommodations, including (i) waiver of fees and interest charges; (ii) extensions of promotional financing periods; and (iii) waiver of minimum payments on existing balances for certain accounts. Management also took an aggressive approach to ensure we continued to provide our partners and their customers with dependable service.

Strategic Business Priorities – Reprioritized, launched and executed new strategic priorities to help the business respond in the short-term while continuing to build a stronger Synchrony long-term. These priorities addressed:

•	Transformed digital capabilities in response to the pandemic by shifting resources to focus on areas such as digital collections and enabling consumers to apply for credit in store or pay merchants contactless.

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COMPENSATION MATTERS

•	Accelerated our progress in diversity and inclusion (D&I) including focusing on inclusion of diverse candidates on slates for open jobs; launched Advancing Diverse Talent Leadership Institute which uses data analytics to identify opportunities as it relates to our workforce demographics, shaping our strategies around hiring, developing and advancing underrepresented talent and developing future diverse leaders. The Company held a two-day Diversity Experience, attended by 2,500 employees virtually emphasizing the importance of diversity at Synchrony. Diverse members of our Board held multiple town halls on topics of diversity. The Company also completes an annual pay equity review through a third party each year. Synchrony’s continued approach drives to more equitable pay practices across gender and race considering key factors such as job level, function, experience and historical performance.

•	Increased focus on growth and marketing initiatives by ramping up commercial strategies, pricing, deal pipeline reassessment and reprioritization of marketing and growth initiatives. We successfully launched new programs with Venmo and Verizon, renewed our Sam’s Club and Mattress Firm relationships, and expanded our Health Systems through CareCredit partnerships with AdventHealth, Community Veterinary Partners, Cox Health, Lehigh Valley Health Network, St. Luke’s University Health Network and more.

•	Capital and liquidity levels continue to support our daily operations, our business growth, and our credit ratings as well as regulatory and compliance requirements in a cost effective and prudent manner through expected and unexpected market environments. We ended the year at 15.9% CET1 under the CECL transition rules, 180 basis points above last year’s level of 14.1%. In 2020, we returned $1.5 billion in capital through share repurchases and common stock dividends. In January 2021, we announced that the Board approved a new share repurchase program of up to $1.6 billion through December 31, 2021, beginning in the first quarter of 2021. We plan to continue to deploy capital through both dividends and share repurchases subject to regulatory approval, as well as to support business growth.

•	Credit transformation through data, analytics, and disciplined credit practices has helped drive favorable credit performance and net charge-off rates compared to expectations. As of December 31, 2020, loans 30+ days past due as a percentage of total period-end loan receivables were 3.07%

compared to 4.44% last year. For 2020, net charge-offs as a percentage of total average loan receivables were 4.58% compared to 5.65% last year. By offering an increasing array of APIs for the credit life-cycle, we are creating opportunities to build new and richer experiences with our partners and in 2020 we launched multiple new experiences with partners integrating our APIs into their digital assets focused on credit applications, rewards and account servicing.

Cost Management – Aligned our expenses to recent changes in the assets of our business:

•	Implemented a new site footprint strategy to allow all employees the option to work from home permanently, which has allowed us to transform our physical footprint, reducing the sizes of some sites and closing other sites entirely.

•	Implemented a hiring freeze and restructured our workforce.

•	Insourced key activities at lower cost and moved more to digital statements and servicing.

•	Savings from aggressive cost structure actions expected to be ~$210 million in 2021.

In January 2021, the MDCC considered management’s performance in light of – and in response to – the pandemic, taking into account:

•	the outstanding performance against the Company’s refocused priorities for 2020 described above;

•	excellent execution on capital and liquidity levels that support our future business objectives;

•	the Company’s financial performance against direct peers – including return on equity, efficiency ratio, and 5-year receivables growth, outlined above in the Executive Summary;

•	the Company’s 2020 TSR performance against direct peers; and

•	the Company’s overall strategic positioning for future growth with new and extended partnerships.

In light of these considerations and the achievements described above as well as in “—Business and Strategic Updates”, the MDCC awarded a discretionary cash bonus to all employees who would have been eligible for awards under the AIP, including our NEOs. The bonus payments equaled 95% of what would have been each eligible employee’s target bonus opportunity under the AIP for 2020.

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COMPENSATION MATTERS

NAME OF EXECUTIVE	2020 ANNUAL INCENTIVE TARGET	2020 ANNUAL INCENTIVE PAYOUT
Margaret Keane	$2,350,000	$2,232,500
Brian Doubles	$1,200,000	$1,140,000
Tom Quindlen	$850,000	$807,500
Neeraj Mehta	$735,000	$698,300
Brian Wenzel	$700,000	$665,000

2020 LONG-TERM INCENTIVE (LTI) AWARDS

Our executives are eligible to receive long-term (equity) awards which are intended to provide compensation that supports multiple goals including: 1) motivate and reward long-term performance, 2) reinforce an ownership mentality, 3) aligns our executives with shareholder interests, 4) provides retention, and 5) mitigates risk through long-term ownership and stock holdings.

In 2020, prior to the onset of the pandemic and based on industry trends and stakeholder feedback, the MDCC determined to change the mix of long-term incentive grants under the Synchrony Financial 2014 Long-Term Incentive Plan by increasing the mix of Performance Share Units. In 2019, named executive officers received 50% Restricted Stock Units (RSUs) and 50% Performance Share Units (PSUs). For 2020, the MDCC increased the mix of PSUs – named executive officers received 45% RSUs and 55% PSUs to further align the interest of management with metrics designed to reflect long-term success of the Company beyond increasing stock price.

RESTRICTED STOCK UNITS (RSUS)—45% OF LTI GRANT

The NEOs received annual grants of RSUs in 2020. The amount of RSUs awarded to each NEO is based on target incentive levels for each executive, based on the competitive market for their role and subject to adjustment by the MDCC. In 2020, the MDCC maintained the vesting period for RSUs at three years. Accordingly, the 2020 RSU awards each vest 1/3 per year over three years. Synchrony grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

PERFORMANCE SHARE UNITS (PSUS)—55% OF LTI GRANT

Under the Synchrony Financial 2014 Long-Term Incentive Plan, we issued performance-based, long-term PSUs in 2020 that vest based on financial performance over the 2020-2022 (3-year) performance period. The PSUs will be paid in shares of common stock if we achieve pre-defined goals relating to our cumulative annual diluted earnings per common share (EPS) and average return on equity (ROE), each weighted 50%. The MDCC selected and approved the metrics and the goals for threshold, target and stretch with the ultimate award ranging from 0% (if threshold performance is not achieved) up to 150% for achieving stretch performance levels. Target payout levels set for the 2020–2022 performance period require increased EPS growth over the 3-year PSU grant period and above median return on equity performance relative to historical peer performance levels. Performance below threshold results in forfeiture of the share units allocated to the corresponding performance measure. Dividend equivalents are accrued but not paid until the end of the performance period based on the actual number of shares earned. These performance metrics align the interests of our executives with the interests of stockholders by encouraging growth while ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of the three-year period in the event performance conditions are met.

The 2020 PSU grants continue to include a Total Shareholder Return (TSR) modifier of +/-20% based on our TSR performance relative to peers. The peer group used to determine the modifier is the same peer group used to set executive pay levels. The details of how the modifier impacts the final payout calculations are shown below:

PERFORMANCE	MODIFIER*

Bottom Quartile	-20%

Median	No Impact

Top Quartile	+20%

*Any performance between bottom quartile and median or median and top quartile is linearly interpolated

Below is a summary of the equity grants made to executives in 2020:

NAME OF EXECUTIVE	RESTRICTED STOCK UNITS	PERFORMANCE SHARE UNITS	TOTAL
Margaret Keane	$4,050,000	$4,950,000	$9,000,000
Brian Doubles	$1,350,000	$1,650,000	$3,000,000
Tom Quindlen	$1,035,000	$1,265,000	$2,300,000
Neeraj Mehta	$990,000	$1,210,000	$2,200,000
Brian Wenzel	$810,000	$990,000	$1,800,000

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COMPENSATION MATTERS

2018-2020 LONG-TERM PERFORMANCE AWARDS (PSUS) PAYOUTS

In 2018, the MDCC granted performance-based, long-term Performance Share Units (PSUs) that vested based on financial performance over the 2018–2020 performance period. The metrics used during the 3-year cycle were chosen to balance executives’ focus on profitability, returning capital to investors, and growing the Company. Target payouts set for the 2018–2020 performance period required 9% growth of EPS over the period which was above historical peer growth levels at that time and 18% return on equity which was top quartile of historical peer performance at that time.

The charts below show (i) the performance over the last three years against goals approved at the beginning of the period and (ii) overall negative adjustment to GAAP that neutralized the impact of (a) income from conveyance of the Walmart portfolio, (b) impact of CECL which was unknown at the time goals were set, and (c) the impact of other onetime items including restructuring savings and new deals. The Committee did not make any adjustments to final payout calculations for the negative impact of COVID-19 on Synchrony during the last year of the 3-year cycle:

2018–2020 PERFORMANCE

		GOALS			ASSOCIATED PAYOUT			CALCULATION

METRIC	WEIGHT	MIN	TARGET	MAX	MIN	TARGET	MAX	2020 PERFORMANCE	PAYOUT

Cumulative EPS	50%	$9.41	$11.21	$13.22	50%	100%	150%	$11.09	48.4%

Return on Assets	50%	15%	18%	21%	50%	100%	150%	17.9%	49.4%

							Weighted Average:		97.8%

ADJUSTMENTS TO GAAP

METRIC	GAAP	ADJUSTMENTS	ADJUSTED NON-GAAP

Cumulative EPS	$11.57	($.48)	$11.09

Return on Equity	18.6%	(0.7%)	17.9%

PERFORMANCE EVALUATIONS FOR OUR NAMED EXECUTIVE OFFICERS FOR 2020

At the beginning of 2020, the Board approved with Ms. Keane’s input, specific objectives that they believed should be achieved for our Company to be successful. These objectives included both quantitative financial measures and qualitative factors, including strategic, operational and risk management considerations, as well as Ms. Keane’s individual performance and contributions, that create long-term shareholder value. Shortly after the pandemic began in 2020, the MDCC agreed on a refocused framework for goals that would address the economic and business impact of the pandemic on Synchrony. The MDCC evaluated Ms. Keane’s 2020 performance against this framework as well as actual financial performance relative to peers to determine her incentive compensation awards. The amount of her incentive compensation was ultimately approved by the MDCC, based on their discretion and judgment. Ms. Keane did not participate in the determination of her compensation.

Each of our other NEOs’ 2020 performance was also evaluated and measured against the refocused framework. The amount of their incentive compensation was ultimately approved by the MDCC, based on the Company’s performance against the refocused framework and based on the MDCC’s discretion and judgment. None of our NEOs participated in the determination of their compensation.

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COMPENSATION MATTERS

2020 CEO PERFORMANCE

OBJECTIVES AND

ACHIEVEMENTS

The MDCC believes that Ms. Keane’s strong leadership helped Synchrony perform well in the three areas of focus detailed in the Annual Incentive section of 2020 Compensation Elements including (i) COVID-19 Response, (ii) Strategic Business Priorities, and (iii) Cost Management.

Under her leadership, the Company also continued to perform and remain focused on investing in our digital and mobile capabilities, bringing to market new features, channels and experiences for our customers and enhancing our existing digital design and user experience. These investments drove growth in our existing programs, including by supporting our partners as they adapted to the rapidly evolving environment resulting from the COVID-19 pandemic, and were critical to securing renewals and winning new programs. All three platforms continued to perform in 2020 despite the economic volatility and impact of the pandemic:

•	In Retail Card, we continued to diversify our portfolio by launching promising new partners, including Verizon and Venmo, as well as renewing Sam’s Club.

•	In Payment Solutions, continued to enhance our Synchrony-branded networks. The Synchrony HOME credit card is accepted at hundreds of thousands of home-related retail locations nationwide, including both partner locations and retailers outside of our program network. The Synchrony Car Care network, which comprises merchants selling automotive parts, repair services and tires, covers more than 1,000,000 locations across the United States. We also renewed our strategic partnership with Mattress Firm.

•	In CareCredit, continued to work on broader acceptance and further expansion of the network, launching partnerships with three new health systems; acquiring Allegro Credit, a leading provider of point-of-sale consumer financing for audiology products and dental services; extending Pets Best’s relationship with Progressive; and, in January 2021, announcing a new program agreement with Walgreens to become the issuer of the first co-branded credit card program for a national health retailer in the United States.

2020 OTHER NEO

ACHIEVEMENTS

MR. DOUBLES

In addition to Mr. Doubles’ contributions toward our Company’s objectives described above, Mr. Doubles effectively executed on the strategic priorities of the company as President by reprioritizing and launching new strategic business priorities to help the business respond in the short-term while continuing to build a stronger Synchrony long-term. These priorities addressed:

•	Shifted resources quickly to accelerate the launch of new digital capabilities in response to the pandemic, such as digital collections and enabling consumers to apply for credit in store or pay merchants contactless.

•	Ramped up commercial strategies, pricing, deal pipeline reassessment and reprioritization of marketing and growth initiatives. Successfully launched new programs with Venmo and Verizon, renewed our Sam’s Club and Mattress Firm relationships, and expanded our network in Health Systems through CareCredit partnerships with AdventHealth, Community Veterinary Partners, Cox Health, Lehigh Valley Health Network, St. Luke’s University Health Network and more.

•	Reduced annual real estate cost in conjunction with providing flexible work arrangements for employees.

•	Accelerated our commitment to – and progress in – diversity and inclusion (D&I) including ensuring slates for open jobs include diverse talent; launched Advancing Diverse Talent Leadership Institute to sponsor and develop future diverse leaders.

These strategic business priorities were crucial in setting up Synchrony to succeed in the future and helping his transition to CEO in April 2021.

MR. QUINDLEN

In addition to Mr. Quindlen’s contributions toward our Company’s objectives described above, he had several meaningful accomplishments in 2020, despite the unimaginable retail environment that resulted from the pandemic. Mr. Quindlen’s leadership spearheaded a successful launch of the Verizon, Venmo and Harbor Freight programs, a new contract with Walgreens and an extension of the Sam’s Club partnership. In the midst of these efforts, he ensured our field employees were at the forefront of decision making – all while maintaining high standards for how we supported our partners through this tough year.

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COMPENSATION MATTERS

Mr. Quindlen’s passion and commitment to the development of our people continues to be one of his strengths. This is represented through the impressive culture in his function and his passion for championing our diversity efforts through his advocacy in all leadership hiring decisions.

MR. MEHTA

In addition to Mr. Mehta’s contributions toward our Company’s objectives described above, Mr. Mehta provided strong leadership of the Payment Solutions platform, including helping navigate the platform during the economic volatility caused by the pandemic within approved risk tolerances. He helped retain and deepen key partnerships and added new relationships with major retailers and merchants; and continued to drive transformation, optimization and commercial discipline. Mr. Mehta was also responsible for leading innovative new products and markets like point of sale capabilities.

MR. WENZEL

In addition to Mr. Wenzel’s contributions toward our Company’s objectives described above, Mr. Wenzel helped lead the Company in a number of areas. He started off by leading the adoption and execution of CECL early in 2020. As we went into the pandemic, Mr. Wenzel helped ensure the Company was sound during the economic turmoil. The Finance function had a successful transition to work from home while insourcing critical work that vendors could not complete due to their own challenges caused by the pandemic. As we went into the second half of 2020, he led a project that resulted in more than $200 million in ongoing cost savings for the Company. In addition, Mr. Wenzel was a vocal champion of diversity and focused on staffing key roles in FP&A and Tax with diverse executive talent.

OTHER COMPENSATION

In 2020, Synchrony provided certain executive officers with (i) financial counseling and/or tax preparation services, (ii) supplementary life insurance, and (iii) annual physical examinations, which are reported in the “All Other Compensation” column in the 2020 Summary Compensation Table. The supplementary life insurance policies are intended to maintain benefits that existed for certain executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. These policies were frozen in value and participation upon Synchrony’s IPO. While Synchrony could have “bought out” the value of these polices upon IPO, the Company chose to freeze the insurance amount and maintain the policies to help retain senior management through Synchrony’s transition away from GE. The policies require an executive to stay with Synchrony through age 60 to receive the full value of the benefit. The face value of the supplementary life insurance policies for all participants is less than the value of the standard life insurance program for Synchrony employees.

SYNCHRONY DEFERRED

COMPENSATION PLAN

Our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may elect to defer up to 80% of their base salary and bonus. The plan administrator will designate two or more investment benchmarks which participants can choose between to determine the rate of return or loss applicable to their deferred compensation amounts. Participants can also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Internal Revenue Code (the “Code”). We have established notional unfunded accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

OTHER COMPENSATION

PRACTICES

STOCK OWNERSHIP GUIDELINES

Our Stock Ownership Guidelines require the Company’s Executive Chair, President & CEO and Executive Vice Presidents to own significant amounts of our common stock, helping to ensure alignment of executives’ interests with those of our stockholders. The stock ownership guideline for our President & CEO and effective April 1, 2021 our Executive Chair, is six times base salary. The stock ownership guideline for Executive Vice Presidents, including the other four NEOs, is three times base salary. The guidelines are to be met within five years of being subject to the policy and/or promotion. For the purposes of our stock ownership guidelines, all shares of common stock, RSUs and phantom stock units held by our executives are credited toward ownership levels. All of our NEOs’ stock ownership exceeds the ownership guidelines,

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COMPENSATION MATTERS

aligning our executive team with our stockholders. Based on our closing stock price on March 1, 2021 of $40.00, our NEOs had the following ownership base-salary multiples:

NAME OF EXECUTIVE	REQUIRED MULTIPLE	OWNERSHIP AS OF MARCH 1, 2021

Margaret Keane	6.0X	27.7X

Brian Doubles	6.0X	12.6X

Tom Quindlen	3.0X	7.8X

Neeraj Mehta	3.0X	6.6X

Brian Wenzel	3.0X	4.8X

ANTI-HEDGING AND ANTI-PLEDGING RESTRICTIONS

Our Code of Conduct, which applies to all of our employees (including officers) and directors, includes anti-hedging provisions that prohibit all employees and directors from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits employees and directors from pledging activity in Synchrony securities.

CLAWBACK POLICY

In 2018, the MDCC expanded the existing clawback policy beyond conduct detrimental to the Company, to include “no fault” financial restatements for all of our named executive officers. Under the revised policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will take action to recover from any current or former executive officer who received any annual or long-term incentive compensation paid, awarded, or granted during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Additionally, under the Company’s policy, if it is determined that an employee at or above a designated executive grade under the Company’s compensation structure has engaged in conduct detrimental to the Company, the Bank or any of the Company’s other subsidiaries, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, the MDCC or, in the case of a Bank employee, the Bank’s Development and Compensation Committee, will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities, or as otherwise required by any agreement with a stock exchange on which the Company’s securities are listed.

COMPENSATION AND RISK

2020 RISK REVIEW PROCESS

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2020, working cross-functionally, our CEO and senior executives from our risk and human resource teams identified the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals were required to have annual goals and objectives specifically tied to risk and compliance standards. As part of the annual process, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conducted assessments on MRTs and MRCs, which took into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any

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COMPENSATION MATTERS

adverse risk outcomes during the year. These assessments are included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we believe that we have been able to discourage inappropriate risk taking.

REVIEW OF INCENTIVE COMPENSATION TO NEOS RELATED TO RISK MANAGEMENT

In 2020, the MDCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC met with the CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk taking that could threaten the value of the Company. The CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation policies.

RISK REVIEW OF INCENTIVE PLANS

Each year, we conduct a risk analysis on each of our incentive plans using a risk analysis tool. This analysis covered 100% of our incentive eligible population and allowed us to gauge the degree to which our plans contribute to excessive risk taking. The tool looks at six assessment categories (incentive design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration) for each plan and assigns a rating score based on results. All of our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans are reviewed each year and approved by our Chief Risk and Chief Human Resource Officers.

We also conduct a risk analysis of third-party incentive plans at our clients and vendors related to our credit products. This assessment also covers design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration. Each of the third-party incentive plans reviewed were rated such that they exceed risk management standards.

ROLE OF INDEPENDENT

COMPENSATION CONSULTANT

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2020, the MDCC engaged Meridian to provide advice regarding market pay levels, strong pay practices and other executive compensation matters. Meridian also provided advice to the Nominating and Corporate Governance Committee regarding director compensation. Meridian does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Meridian is independent and does not have any conflicts of interest.

COMPENSATION

COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the MDCC of the Board.

Laurel J. Richie, Chair

Fernando Aguirre

Jeffrey G. Naylor

Ellen M. Zane

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COMPENSATION MATTERS

2020 EXECUTIVE COMPENSATION

The following table contains 2020 compensation information for our NEOs.

2020 SUMMARY COMPENSATION TABLE

NAME	YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	OPTION AWARDS(3)	NON- EQUITY INCENTIVE PLAN COMP. (1)	ALL OTHER COMP. (4)	TOTAL

Margaret	2020	$1,175,000	$2,232,500	$9,000,048	$0	$0	$532,965	$12,940,513

Keane	2019	$1,175,000	$0	$8,000,027	$0	$2,451,000	$543,281	$12,169,308

	2018	$1,175,000	$0	$6,800,052	$1,200,023	$2,681,400	$592,663	12,449,138

Brian	2020	$800,000	$1,140,000	$3,000,035	$0	$0	$241,676	$5,181,711

Doubles	2019	$766,575	$0	$2,400,088	$0	$1,251,600	$198,117	$4,616,381

	2018	$750,000	$0	$1,700,038	$300,006	$855,800	$262,794	$3,868,638

Tom	2020	$850,000	$807,500	$2,300,035	$0	$0	$286,984	$4,244,519

Quindlen	2019	$850,000	$0	$1,397,825	$0	$886,600	$266,319	$3,400,744

	2018	$850,000	$0	$1,182,503	$215,347	$941,300	$281,976	$3,471,126

Neeraj	2020	$735,000	$698,300	$2,200,018	$0	$0	$203,748	$3,837,066

Mehta	2019	$735,000	$0	$1,566,844	$0	$766,600	$226,793	$3,295,237

	2018	$735,000	$0	$1,245,204	$293,646	$827,200	$237,802	$3,338,852

Brian	2020	$653,005	$665,000	$1,800,039	$0	$0	$146,334	$3,264,378

Wenzel	2019	$526,329	$0	$1,285,061	$0	$678,000	$101,632	$2,591,022

(1) Amounts shown under “Bonus” for 2020 reflect incentive paid under refocused framework in 2020; amounts shown in 2019 and 2018 under “Non-Equity Incentive Plan Awards” reflect incentive paid under the Annual Incentive Plan metrics for those respective years.

(2) For 2020, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Ms. Keane ($4,950,026); Mr. Doubles ($1,650,028); Mr. Quindlen ($1,265,006); Mr. Mehta ($1,210,007) and Mr. Wenzel ($990,011). The value of these awards, assuming that the highest level of performance conditions will be achieved, are as follows: Ms. Keane ($7,425,039); Mr. Doubles ($2,475,042); Mr. Quindlen ($1,897,509), Mr. Mehta ($1,815,010); and Mr. Wenzel ($1,485,016).

(3) This column represents the aggregate grant date fair value of stock options. Synchrony measures the fair value of each stock option the date of grant using a Black-Scholes option pricing model. Synchrony did not grant any stock options in 2020.

(4) See the “— 2020 All Other Compensation Table” for additional information about All Other Compensation paid in 2020.

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COMPENSATION MATTERS

2020 ALL OTHER COMPENSATION

In 2020, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2020 ALL OTHER COMPENSATION TABLE

NAME OF EXECUTIVE	PERQUISITES & OTHER PERSONAL BENEFITS (1)	VALUE OF SUPPLEMENTARY LIFE INSURANCE PREMIUMS (2)	PAYMENTS RELATING TO EMPLOYEE SAVINGS PLAN (3)	AMOUNTS CREDITED TO RESTORATION PLAN ACCOUNT (4)	TOTAL

Margaret Keane	$12,000	$122,105	$31,350	$367,510	$532,965

Brian Doubles	$12,000	$4,000	$31,350	$194,326	$241,676

Tom Quindlen	$12,000	$83,958	$31,350	$159,676	$286,984

Neeraj Mehta	$14,950	$22,954	$31,350	$134,494	$203,748

Brian Wenzel	$0	$0	$31,350	$114,984	$146,334

(1) Amounts in this column include financial counseling and annual physical examinations.

(2) This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives in 2020. The NEOs received these payments in lieu of the higher standard life insurance coverage available to other employees. These policies included: (a) for Ms. Keane and Mr. Quindlen and Mehta, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter and (b) life insurance policies for each of the NEOs with coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE. These policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane and Mr. Quindlen and Mehta are less than what they would have received under the standard life insurance program for Synchrony employees.

(3) This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and the plan.

(4) This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ Restoration Plan accounts. As discussed above, the Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. For additional details on the Restoration Plan and the specific design elements of the plan, see “2020 Compensation Elements—Synchrony Financial Restoration Plan.”

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COMPENSATION MATTERS

2020 GRANTS OF PLAN-BASED AWARDS

The following table provides information about Synchrony plan-based awards granted to the NEOs in 2020, including the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan and the equity awards granted under the Synchrony Financial 2014 Long-Term Incentive Plan.

In regard to the annual non-equity incentive plan awards granted pursuant to Synchrony’s Annual Incentive Plan, the table below provides the threshold, target and maximum cash awards linked to Synchrony’s performance over the 2020 performance period based on the following quantitative metrics: net earnings (50%), receivables growth (25%) and efficiency ratio (25%).

In regard to the equity incentive plan awards granted pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, the table below provides: (i) the grant date, (ii) the number of shares or stock units underlying stock awards, (iii) the number of other securities underlying option awards granted, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2020 GRANTS OF SYNCHRONY PLAN-BASED AWARDS TABLE

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (1)			ALL OTHER STOCK AWARDS; NUMBER OF SHARES OF STOCK OR UNITS — RSU AWARDS(2)	TOTAL STOCK AWARDS; NUMBER OF SHARES OF STOCK OR UNITS	GRANT PRICE	VALUE OF ALL OTHER STOCK AWARDS; NUMBER OF SHARES OF STOCK OR UNITS(3)
NAME OF EXECUTIVE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (# UNITS)	TARGET (# UNITS)	MAXIMUM (# UNITS)

Keane	3/1/20	1,175,000	2,350,000	4,700,000	85,052	170,104	255,156	139,176	309,280	$29.10	$9,000,048

Doubles	3/1/20	600,000	1,200,000	2,400,000	28,351	56,702	85,053	46,392	103,094	$29.10	$3,000,035

Quindlen	3/1/20	425,000	850,000	1,700,000	21,736	43,471	65,207	35,568	79,039	$29.10	$2,300,035

Mehta	3/1/20	367,500	735,000	1,470,000	20,791	41,581	62,372	34,021	75,602	$29.10	$2,200,018

Wenzel	3/1/20	350,000	700,000	1,400,000	17,011	34,021	51,032	27,836	61,857	$29.10	$1,800,039

(1) These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2020-2022 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on equity over the performance period provided performance and vesting conditions are met. Final payout will be subject to a Total Shareholder Return (TSR) modifier of +/-20% of the amounts reflected above based on our TSR performance relative to peers used to set executive pay levels.

(2) This column shows the number of RSUs granted as part of the annual equity incentive grant in March 2020. These RSUs will vest and become exercisable ratably in three equal annual installments beginning one year from the date of grant and each year thereafter.

(3) This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in March 2020. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For RSUs and PSUs, the value is assumed to be the stock price on 2/28/2020 (the last trading day prior to the grant date). For additional information on the valuation assumptions, refer to the “— 2020 Summary Compensation Table” above.

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COMPENSATION MATTERS

2020 OUTSTANDING SYNCHRONY EQUITY AWARDS

AT FISCAL YEAR-END

The following table provides information on the current holdings of Synchrony common stock and Synchrony equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2020. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2020 OUTSTANDING SYNCHRONY EQUITY AWARDS AT FISCAL YEAR-END TABLE

			OPTION AWARDS				STOCK AWARDS

NAME OF EXECUTIVE	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET (YE 2020) VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Keane	7/31/2014	98,218	0	$23.00	7/31/2024	7/31/2014	0	$0

	9/17/2014	53,205	0	$24.55	9/17/2024	9/17/2014	0	$0

	4/1/2015	63,532	0	$30.41	4/1/2025	4/1/2015	0	$0

	4/1/2016	94,469	23,618	$29.33	4/1/2026	4/1/2016	14,664	$508,996

	4/1/2017	99,673	66,450	$34.30	4/1/2027	4/1/2017	36,035	$1,250,773

	4/1/2018	62,568	93,852	$33.53	4/1/2028	4/1/2018	34,898	$1,211,302

						3/1/2019	86,737	$3,010,627

						3/1/2019			130,104	$4,515,922

						3/1/2020	143,300	$4,973,949

						3/1/2020			175,145	$6,079,271

Doubles	7/31/2014	84,696	0	$23.00	7/31/2024	7/31/2014	0	$0

	9/17/2014	11,610	0	$24.55	9/17/2024	9/17/2014	0	$0

	4/1/2015	20,728	0	$30.41	4/1/2025	4/1/2015	0	$0.00

	4/1/2016	22,415	5,604	$29.33	4/1/2026	4/1/2016	3,479	$120,752

	4/1/2017	17,069	11,380	$34.30	4/1/2027	4/1/2017	6,170	$214,165

	4/1/2018	15,642	23,463	$33.53	4/1/2028	4/1/2018	13,572	$471,089

						3/1/2019	21,685	$752,684

						3/1/2019			32,527	$1,129,008

						5/2/2019	4,123	$143,104

						5/2/2019			6,184	$214,639

						3/1/2020	47,767	$1,657,983

						3/1/2020			58,382	$2,026,447

Quindlen	7/31/2014	124,307	0	$23.00	7/31/2024	7/31/2014	0	$0

	9/17/2014	12,771	0	$24.55	9/17/2024	9/17/2014	0	$0

	4/1/2015	18,240	0	$30.41	4/1/2025	4/1/2015	0	$0

	4/1/2016	18,494	6,165	$29.33	4/1/2026	4/1/2016	3,828	$132,861

	4/1/2017	17,886	11,925	$34.30	4/1/2027	4/1/2017	6,466	$224,432

	4/1/2018	11,228	16,842	$33.53	4/1/2028	4/1/2018	9,742	$338,152

						3/1/2019	15,566	$540,280

						3/1/2019			22,118	$767,709

						3/1/2020	36,622	$1,271,149

						3/1/2020			44,759	$1,553,590

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COMPENSATION MATTERS

			OPTION AWARDS				STOCK AWARDS

NAME OF EXECUTIVE	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (EXERCISABLE)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (UNEXERCISABLE)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	STOCK AWARD GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	MARKET (YE 2020) VALUE OF SHARES OF STOCK THAT HAVE NOT YET VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)

Mehta	4/1/2015	31,091	0	$30.41	4/1/2025	4/1/2015	0	$0

	4/1/2016	33,624	8,407	$29.33	4/1/2026	4/1/2016	5,220	$181,185

	4/1/2017	24,390	16,261	$34.30	4/1/2027	4/1/2017	8,818	$306,074

	4/1/2018	15,310	22,966	$33.53	4/1/2028	4/1/2018	13,284	$461,086

						3/1/2019	21,226	$736,743

						3/1/2019			19,126	$663,853

						3/1/2020	35,029	$1,215,861

						3/1/2020			42,813	$1,486,045

Wenzel	7/31/2014	40,864	0	$23.00	7/31/2024	7/31/2014	0	$0

	9/17/2014	4,935	0	$24.55	9/17/2024	9/17/2014	0	$0

	4/1/2015	6,281	0	$30.41	4/1/2025	4/1/2015	0	$0

	4/1/2016	6,792	1,698	$29.33	4/1/2026	4/1/2016	1,054	$36,590

	4/1/2017	5,108	3,406	$34.30	4/1/2027	4/1/2017	1,846	$64,080

	4/1/2018	3,519	5,280	$33.53	4/1/2028	1/1/2018	141	$4,888

						4/1/2018	3,054	$106,010

						3/1/2019	4,880	$169,380

						3/1/2019			7,319	$254,034

						5/2/2019	8,606	$298,706

						5/2/2019			12,908	$448,041

						3/1/2020	28,661	$994,818
						3/1/2020			35,029	$1,215,861

(1) The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 31, 2020, which was $34.71, and the number of shares underlying each such award.

(2) PSUs granted in 2020 and 2019 vest, to the extent earned, on December 31, 2022 and December 31, 2021, respectively. The market value of PSUs that have not vested as of December 31, 2020 was calculated using the closing price of Synchrony common stock as of December 31, 2020, which was $34.71, multiplied by the number of unvested units based on achieving target performance goals.

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COMPENSATION MATTERS

2020 OUTSTANDING SYNCHRONY EQUITY AWARDS

VESTING SCHEDULE

NAME OF EXECUTIVE	GRANT DATE	OPTION AWARDS VESTING SCHEDULE (1)	GRANT DATE	STOCK AWARDS VESTING SCHEDULE (2)

All Executives	4/1/16	20% vests 2021	4/1/16	20% vests 2021

	4/1/17	20% vests 2021 and 2022	4/1/17	20% vests 2021 and 2022

			1/1/18	33.3% vests 2021(3)

	4/1/18	20% vests 2021, 2022 and 2023	4/1/18	20% vests 2021, 2022 and 2023

			3/1/19	33.3% vests 2021 and 2022

			3/1/19	100% vests 2021(4)

			5/2/19	33.3% vests 2021 and 2022(5)

			5/2/19	100% vests 2021(5)

			3/1/20	33.3% vests 2021, 2022 and 2023

			3/1/20	100% vests 2022(6)

(1) This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “—2020 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2) This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column and unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “—2020 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3) This grant applies to Mr. Wenzel only.

(4) PSUs granted in 2019 vest, to the extent earned, on December 31, 2021.

(5) This grant applies to Mr. Doubles and Mr. Wenzel only.

(6) PSUs granted in 2020 vest, to the extent earned, on December 31, 2022.

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COMPENSATION MATTERS

2020 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

The table below provides information on the nonqualified deferred compensation of the NEOs in 2020, including:

SYNCHRONY-DEFERRED COMPENSATION

As discussed above, our Deferred Compensation Plan does not pay an “above-market” rate of interest and is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

SYNCHRONY FINANCIAL RESTORATION PLAN

As discussed above, the Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Code, along with additional Company contributions that cannot be made to the 401(k) plan. The plans include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) 4% additional contribution for former participants of GE pension plans. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2020, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2020 Summary Compensation Table.

2020 SYNCHRONY NONQUALIFIED DEFERRED COMPENSATION

NAME OF EXECUTIVE	TYPE OF PLAN	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR	AGGREGATE EARNINGS IN LAST FISCAL YEAR (1)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END

Keane	Restoration Plan	$0	$367,510	$234,556	$3,182,613

	Deferred Comp Plan	$0	$0	$0	$0

Doubles	Restoration Plan	$0	$194,326	$274,206	$1,476,778

	Deferred Comp Plan	$0	$0	$0	$0

Quindlen	Restoration Plan	$0	$159,676	$291,173	$1,724,718

	Deferred Comp Plan	$0	$0	$0	$0

Mehta	Restoration Plan	$0	$134,494	$420,258	$1,246,444

	Deferred Comp Plan	$76,660	$0	$21,990	$800,905

Wenzel	Restoration Plan	$0	$114,984	$114,568	$619,355

	Deferred Comp Plan	$0	$0	$0	$0

(1) The earnings on amounts contributed to the Restoration Plan may be positive or negative, depending on the NEO’s investment choice.

56 / 2021 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

2020 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL AT FISCAL YEAR-END

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2020, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 31, 2020 as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.

EXECUTIVE SEVERANCE PLAN

The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, part of a redundancy or reorganization, or terminated for “for the good of the Company,” such executive will be entitled to the following:

CEO—18 months of the CEO’s base salary, offset by all other severance benefits that the CEO will receive from the Company in connection with being laid off; and

Other NEOs—12 months of an NEO’s base salary, offset by all other severance benefits that the NEO will receive from the Company in connection with being laid off.

CIC SEVERANCE PLAN

The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of these executives in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a change in control of the Company. The CIC Severance Plan provides for the following severance benefits upon a “double-trigger” qualifying termination of employment within 30 months following a change in control:

CEO—lump sum payment equal to the sum of (1) the CEO’s prorated bonus for the year of termination, (2) the product of three multiplied by the sum of the CEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 36 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the CEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 36 months following the CEO’s termination of employment, the CEO will be entitled to reasonable executive outplacement services.

Other NEOs—lump sum payment equal to the sum of (1) the NEO’s prorated bonus for the year of termination, (2) the product of two-and-one-half multiplied by the sum of the NEO’s annual base salary and average target bonus for the three prior years, and (3) an amount equal to 30 months of Healthcare Premiums. In addition, for 30 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.

SYNCHRONY EQUITY AWARDS

If one of the NEOs were to retire (voluntarily terminating after reaching age 60 with three years of service) or involuntarily terminate with over 20 years of service, all awards continue to vest according to the original vesting schedule. For involuntary termination with less than 20 years of service, all awards continue to vest on a pro-rata basis according to the original vesting schedule. For death and disability, all awards immediately vest and any unvested performance share units pay out at target levels. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform their job.

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COMPENSATION MATTERS

PAYMENT UPON TERMINATION AS OF YEAR-END TABLES

The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2020. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Of the NEOs, only Ms. Keane was eligible to retire as of December 31, 2020; therefore, other than Ms. Keane, and Deferred Compensation for Mr. Mehta, the NEOs do not have any values in the retirement termination columns below. The tables below assume a stock price of $34.71, the closing price of a share of our common stock on December 31, 2020.

MARGARET KEANE

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$1,762,500	$0	$0	$11,312,500

Restricted Stock Units	$0	$5,981,699	$5,981,699	$5,981,699	$10,955,649	$10,955,649

Stock Options	$0	$265,055	$265,055	$265,055	$265,055	$265,055

Long-Term Performance Plan	$0	$4,515,923	$4,515,923	$4,515,923	$10,595,195	$10,595,195

Annual Cash Incentive	$0	$2,232,500	$2,232,500	$2,232,500	$2,232,500	$2,232,500

Health Benefits Payment	$0	$0	$0	$0	$0	$35,830

Restoration Plan	$0	$3,182,613	$3,182,613	$3,182,613	$3,182,613	$3,182,613

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$16,177,790	$17,940,290	$16,177,790	$27,231,012	$38,579,342
BRIAN DOUBLES

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$800,000	$0	$0	$4,462,417

Restricted Stock Units	$0	$0	$1,701,797	$0	$3,359,780	$3,359,780

Stock Options	$0	$0	$62,502	$0	$62,502	$62,502

Long-Term Performance Plan	$0	$0	$1,343,648	$0	$3,370,095	$3,370,095

Annual Cash Incentive	$0	$0	$1,140,000	$0	$1,140,000	$1,140,000

Health Benefits Payment	$0	$0	$0	$0	$0	$47,752

Restoration Plan	$0	$0	$1,476,778	$0	$1,476,778	$1,476,778

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$6,524,725	$0	$9,409,155	$13,919,324
TOM QUINDLEN

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$850,000	$0	$0	$4,425,167

Restricted Stock Units	$0	$0	$1,235,727	$0	$2,506,876	$2,506,876

Stock Options	$0	$0	$57,931	$0	$57,931	$57,931

Long-Term Performance Plan	$0	$0	$767,710	$0	$2,321,300	$2,321,300

Annual Cash Incentive	$0	$0	$807,500	$0	$807,500	$807,500

Health Benefits Payment	$0	$0	$0	$0	$0	$47,715

Restoration Plan	$0	$0	$1,724,718	$0	$1,724,718	$1,724,718

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$5,443,586	$0	$7,418,325	$11,891,207

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COMPENSATION MATTERS

NEERAJ MEHTA

ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT(2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$980,000 (3)	$0	$0	$3,848,417

Restricted Stock Units	$0	$0	$1,685,089	$0	$2,900,951	$2,900,951

Stock Options	$0	$0	$78,997	$0	$78,997	$78,997

Long-Term Performance Plan	$0	$0	$663,853	$0	$2,149,898	$2,149,898

Annual Cash Incentive	$0	$0	$698,300	$0	$698,300	$698,300

Health Benefits Payment	$0	$0	$0	$0	$0	$47,564

Restoration Plan	$0	$0	$1,246,444	$0	$1,246,444	$1,246,444

Deferred Compensation	$0	$800,905	$800,905	$800,905	$800,905	$800,905

Total Value to Executive	$0	$800,905	$6,153,588	$800,905	$7,875,495	$11,771,476

BRIAN WENZEL
ELEMENT OF PAY	FOR CAUSE	VOLUNTARY TERMINATION	INVOLUNTARY TERMINATION(1)	RETIREMENT (2)	DEATH OR DISABILITY	CHANGE-IN- CONTROL

Severance	$0	$0	$700,000	$0	$0	$2,848,333

Restricted Stock Units	$0	$0	$674,769	$0	$1,669,587	$1,669,587

Stock Options	$0	$0	$16,762	$0	$16,762	$16,762

Long-Term Performance Plan	$0	$0	$702,076	$0	$1,917,937	$1,917,937

Annual Cash Incentive	$0	$0	$665,000	$0	$665,000	$665,000

Health Benefits Payment	$0	$0	$0	$0	$0	$49,378

Restoration Plan	$0	$0	$619,355	$0	$619,355	$619,355

Deferred Compensation	$0	$0	$0	$0	$0	$0

Total Value to Executive	$0	$0	$3,377,962	$0	$4,888,641	$7,786,352

(1) All of our NEO’s are eligible for continued vesting at 100% under our equity plans due to having more than 20 years of service.

(2) In order to receive retirement treatment upon termination with respect to the Annual Incentive Plan, equity plans, and Restoration Plan, an executive must be age 60 with at least three years of service. As of December 31, 2020, only Ms. Keane qualifies for retirement, and therefore voluntary termination and retirement columns are equal.

(3) Mr. Mehta’s severance payment upon Involuntary Termination reflects treatment as a separation for the good of the Company effective March 1, 2021 as disclosed in the 8-K filed on December 11, 2020 under the Amended and Restated Synchrony Financial Executive Severance Plan.

INDEPENDENT DIRECTORS’ COMPENSATION

Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually. In connection with these reviews, the Nominating and Corporate Governance Committee receives advice regarding director compensation, including peer company benchmarking.

Each independent director currently receives annual compensation of $210,000, of which $75,000 is paid in cash and $135,000 is paid in RSUs. The RSUs are subject to a one-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows: the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs, the Chairs of the Audit Committee and Risk Committee each receive an additional $35,000 in annual cash compensation and the Chairs of the Nominating and Corporate Governance Committee, the MDCC and the Technology Committee each receive an additional $20,000 in annual compensation. Separately, for

2021 ANNUAL MEETING AND PROXY STATEMENT / 59

COMPENSATION MATTERS

each Board committee meeting attended, an independent director receives $2,000 in cash. If an independent director is also a director of the Bank and attends a meeting of a Bank committee that takes place on a day when the analogous Board committee is not meeting, the independent director receives $2,000 in cash for such meeting. Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.

We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2020 INDEPENDENT DIRECTORS’ COMPENSATION TABLE

NAME OF DIRECTOR	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)(3)	TOTAL

Aguirre	$101,000	$135,061	$236,061

Alves	$105,000	$135,061	$240,061

Coviello	$119,000	$135,061	$254,061

Graylin	$99,000	$135,061	$234,061

Guthrie	$124,000	$135,061	$259,061

Hartnack	$219,000	$260,138	$479,138

Naylor	$148,000	$135,061	$283,061

Parker	$39,220	$59,838	$99,058

Richie	$101,000	$135,061	$236,061

Snowe	$131,000	$135,061	$266,061

Zane	$107,000	$135,061	$242,061

(1) Amount of cash compensation received in 2020 for Board and committee service and meeting attendance.

(2) Aggregate grant date fair value of RSUs granted in 2020. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $16.09 for March 31, 2020 grants, $22.16 for June 30, 2020 grants, $26.17 for September 30, 2020 grants and $34.71 for December 31, 2020 grants.

(3) As of December 31, 2020, the number of unvested equity awards (in the form of RSUs) that were outstanding for each non-employee director was as follows: Mr. Aguirre 5,982; Mr. Alves 5,982; Mr. Coviello 5,982; Mr. Graylin 5,982; Mr. Guthrie 5,982; Mr. Hartnack 11,522; Mr. Naylor 5,982; Mr. Parker 1,977; Ms. Richie 5,982; Senator Snowe 5,982; and Ms. Zane 5,982.

60 / 2021 ANNUAL MEETING AND PROXY STATEMENT

COMPENSATION MATTERS

EQUITY COMPENSATION PLAN INFORMATION

2020 EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A)

Equity compensation plans approved by security holders	12,118,359	$29.41	41,798,948

Equity compensation plans not approved by security holders	—		—

Total	12,118,359	$29.41	41,798,948

(1) This column includes 6,457,198 shares underlying stock options, 3,710,232 shares underlying RSUs and 1,950,929 shares underlying PSUs, in each case, awarded under the LTIP.

As of December 31, 2020, the weighted-average term of outstanding stock options was 5.27 years.

	2015	2016	2017	2018	2019	2020

Beginning of the period available shares	7,414,644	5,699,056	3,340,083	46,839,931	45,115,124	43,581,766

2017 Amended Plan Additional Shares	0	0	46,000,000	0	0	0

New Shares Available	7,414,644	5,699,056	49,340,083	46,839,931	45,115,124	43,581,766

Granted: Stock Based (RSUs/PSUs)(1) and NQSOs

– RSUs	793,585	1,000,900	1,034,299	1,069,882	1,802,996	1,713,183

– PSUs	0	523,646	502,022	616,673	606,006	923,997

– NQSOs	984,086	1,272,897	1,369,269	1,782,601	0	0

Total	1,777,671	2,797,443	2,905,590	3,469,156	2,409,002	2,637,180

Cancelled: Stock Based (RSUs/PSUs) and NQSOs

– RSUs (2)	45,484	226,407	271,981	1,499,331	440,084	554,713

– PSUs	0	0	11,001	62,704	271,478	245,407

– NQSOs	16,599	212,063	122,456	182,313	164,082	54,242

Total	62,083	438,470	405,438	1,744,349	875,644	854,362

End of the period available shares	5,699,056	3,340,083	46,839,931	45,115,124	43,581,766	41,798,948

(1) Includes new grants and dividend equivalents for existing grants.

(2) Includes shares netted for taxes and shares forfeited.

2021 ANNUAL MEETING AND PROXY STATEMENT / 61

          COMPENSATION MATTERS

PAY RATIO

As required by the SEC and in accordance with its regulations and guidance, we determined the ratio of the annual total compensation of our CEO and the annual total compensation of our median employee using the following methodology.

We identified our median employee by using the target annual total compensation including retirement from our global Human Resources Information System for all employees globally as of December 31, 2020.

We calculated the median employee’s annual total compensation in accordance with the SEC rules used to calculate the amount set forth in the “total” column of the Summary Compensation Table and added the value of benefits. Accordingly, our median employee’s total annual compensation was calculated as $45,978, including benefits.

With respect to the annual total compensation of our CEO, we used the amount reported in the “total” column of our Summary Compensation Table for 2020 and added the value of benefits. Accordingly, our CEO’s annual total compensation for purposes of the pay ratio determination was $12,952,777 including benefits.

Based on our CEO’s annual total compensation compared to the annual total compensation for our median employee, our estimated pay ratio for 2020 was 282:1.

ITEM 3—ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

In accordance with Section 14A of the Exchange Act, we are asking stockholders to cast an advisory vote on whether a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers should occur every year, every two years, or every three years. Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Board and the Company’s MDCC will consider the voting results when determining how often a non-binding Say-on-Pay Vote should occur.

The Board has determined that holding a Say-on-Pay Vote every year is the best approach for the Company as it provides frequent feedback from stockholders with respect to their views about our compensation program.

THE BOARD RECOMMENDS A VOTE FOR EVERY YEAR as the frequency at which the non-binding advisory vote to approve named executive officer compensation should be held.	Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) every year; (2) every two years; (3) every three years; or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote to approve named executive officer compensation to be held every year.

WE ASK FOR YOUR ADVISORY APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, a vote for EVERY YEAR as the frequency at which the non-binding advisory vote to approve named executive officer compensation should be held.”

62 / 2021 ANNUAL MEETING AND PROXY STATEMENT

AUDIT MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated financial statements for 2020. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2020. In selecting KPMG as the independent auditor for 2021, the Audit Committee considered, among other factors, KPMG’s performance during 2020, including that of the lead audit partner, its independence and its attention to quality control matters. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

PRE-APPROVAL PROCESSES

The Audit Committee approves all audit engagement fees and terms. It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

ACCOUNTING FEES AND SERVICES

The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by KPMG for the years ended December 31, 2020 and 2019.

	FOR THE YEARS ENDED DECEMBER 31,

	2020	2019

Audit fees	$4,327,683	$5,249,495

Audit-related fees	538,000	556,500

Tax fees	—	—

All other fees	—	—

Total fees	$4,865,683	$5,805,995

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2020, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2020, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

HIRING RESTRICTIONS

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchrony.com under “Corporate Governance.”

2021 ANNUAL MEETING AND PROXY STATEMENT / 63

        AUDIT MATTERS

ITEM 4—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2021

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2021. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2021. KPMG is currently our independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND A VOTE FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2021.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2020, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	Has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2020;

•	Has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

•	Has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

•	Has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	Has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair

Paget L. Alves

Olympia J. Snowe

Ellen M. Zane

64 / 2021 ANNUAL MEETING AND PROXY STATEMENT

BENEFICIAL OWNERSHIP

At March 16, 2021, we had 581,533,475 shares of common stock outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

•	All persons known by us to own beneficially more than 5% of our common stock;

•	Our CEO and each of our named executive officers;

•	Each of our directors; and

•	All directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as noted by footnote, all stockholdings are as of March 16, 2021, and the percentage of beneficial ownership is based on 581,533,475 shares of common stock outstanding as of March 16, 2021.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF TOTAL

The Vanguard Group—100 Vanguard Blvd., Malvern, PA 19355 (1)	62,577,195	10.8%

Capital World Investors—333 South Hope Street, 55th Fl, Los Angeles, CA 90071 (2)	50,723,927	8.7%

BlackRock, Inc.—55 East 52nd Street, New York, NY 10055 (3)	41,325,613	7.1%

FMR LLC—245 Summer Street, Boston, MA 02210 (4)	35,810,644	6.2%

Margaret M. Keane (5)	939,111	*

Brian D. Doubles (6)	352,752	*

Neeraj Mehta (7)	191,487	*

Tom M. Quindlen (8)	195,020	*

Brian J. Wenzel, Sr. (9)	38,666	*

Fernando Aguirre (10)	19,220	*

Paget L. Alves (10)	11,809	*

Arthur W. Coviello, Jr. (10)	26,202	*

William W. Graylin (10)	45,304	*

Roy A. Guthrie (10)	25,270	*

Jeffrey G. Naylor (10)	43,404	*

P.W. “Bill” Parker	10,000	*

Laurel J. Richie (10)	14,716	*

Olympia J. Snowe (10)	9,106	*

Ellen M. Zane (10)	2,173	*

All directors and executive officers as a group (21 persons)	2,578,424

* Denotes less than 1.0%

2021 ANNUAL MEETING AND PROXY STATEMENT / 65

BENEFICIAL OWNERSHIP

(1) Based on a Schedule 13G/A filed on February 10, 2021 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2020. The Schedule 13G/A discloses that the reporting entity had sole voting power as to none of the shares, shared voting power as to 875,574 of the shares, sole dispositive power as to 60,159,895 of the shares and shared dispositive power as to 2,417,300 of the shares.

(2) Based on a Schedule 13G filed on February 16, 2021 by Capital World Investors regarding its holdings of our common stock as of December 31, 2020. The Schedule 13G discloses that the reporting entity had sole voting power as to 50,723,927 of the shares, shared voting power as to none of the shares, sole dispositive power as to 50,723,927 of the shares and shared dispositive power as to none of the shares.

(3) Based on a Schedule 13G/A filed on February 1, 2021 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2020. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 36,436,272 of the shares, shared voting power as to none of the shares, sole dispositive power as to 41,325,613 of the shares and shared dispositive power as to none of the shares.

(4) Based on a Schedule 13G/A filed on February 8, 2021 by FMR LLC regarding its holdings, together with certain of its subsidiaries and affiliates, of our common stock as of December 31, 2020. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 4,744,209 of the shares, shared voting power as to none of the shares, sole dispositive power as to 35,810,644 of the shares and shared dispositive power as to none of the shares.

(5) Includes 44,572 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 88,127 stock options that vested on April 1, 2021. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6) Includes 11,153 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 19,115 stock options that vested on April 1, 2021.

(7) As of March 1, 2021, the effective date of Mr. Mehta’s separation for the good of the Company. Includes 14,138 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 24,192 stock options that vested on April 1, 2021.

(8) Includes 10,368 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 17,741 stock options that vested on April 1, 2021.

(9) Includes 3,012 restricted stock units (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) and 5,161 stock options that vested on April 1, 2021.

(10) Includes 2,173 restricted stock units that vested on March 31, 2021.

66 / 2021 ANNUAL MEETING AND PROXY STATEMENT

BENEFICIAL OWNERSHIP

RELATED PERSON TRANSACTIONS

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2020, of the type or amount required to be disclosed under the applicable SEC rules.

RELATED PERSON TRANSACTIONS POLICY

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2020, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features, and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms. Future extensions of credit of this nature are not subject to the related person transaction approval policy.

2021 ANNUAL MEETING AND PROXY STATEMENT   / 67

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING (“FAQS”)

VOTING INFORMATION

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our common stock as of the close of business on the record date, which is March 25, 2021, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 581,533,475 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

HOW DO I VOTE AT THE ANNUAL MEETING?

Stockholders of record can vote in one of four ways:

BY MAIL You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 19, 2021).

BY TELEPHONE

You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 19, 2021.

BY THE INTERNET

In Advance

You may vote online by visiting the internet website address indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 19, 2021.

At the Annual Meeting You may attend the virtual Annual Meeting by visiting this internet website address: www. virtualshareholdermeeting.com/SYF2021.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

WHAT IF MY SHARES OF THE COMPANY’S COMMON STOCK ARE HELD FOR ME BY A BROKER?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

68 / 2021 ANNUAL MEETING AND PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHAT IF I DO NOT VOTE OR DO NOT INDICATE HOW MY SHARES SHOULD BE VOTED ON MY PROXY CARD?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote your shares in their best judgment on such matter.

HOW CAN I CHANGE MY VOTES OR REVOKE MY PROXY AFTER I HAVE VOTED?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

WILL MY VOTES BE PUBLICLY DISCLOSED?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

WHAT IF OTHER MATTERS COME UP DURING THE ANNUAL MEETING?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote your shares on such matters in accordance with their best judgment.

WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH MATTER TO BE CONSIDERED AT THE ANNUAL MEETING?

VOTING ITEM	VOTING STANDARD	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BOARD RECOMMENDATION

Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Selection of frequency of say-on-pay vote	Majority of votes cast	Abstentions not counted as votes cast and therefore will have no effect.	EVERY YEAR

Auditor ratification	Majority of votes cast	Abstentions not counted as votes cast and therefore will have no effect. No broker non-votes (routine matter).	FOR

2021 ANNUAL MEETING AND PROXY STATEMENT / 69

FREQUENTLY ASKED QUESTIONS (“FAQS”)

WHO WILL COUNT THE VOTE?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

WILL A LIST OF STOCKHOLDERS BE MADE AVAILABLE?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2021.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF PRINTED PROXY MATERIALS?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

MULTIPLE INDIVIDUALS RESIDING AT MY ADDRESS ARE BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK, SO WHY DID WE RECEIVE ONLY ONE MAILING?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

WHO IS SOLICITING MY PROXY AND WHO PAYS TO PREPARE, MAIL AND SOLICIT THE PROXIES?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $20,000, plus reasonable out-of-pocket expenses.

INFORMATION ABOUT ATTENDING THE 2021 ANNUAL MEETING

HOW CAN I ATTEND THE ANNUAL MEETING?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/SYF2021. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www. virtualshareholdermeeting.com/SYF2021 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

70 / 2021 ANNUAL MEETING AND PROXY STATEMENT

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2020 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchrony.com under “SEC Filings.”

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 7, 2021. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2022 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 20, 2022, nor later than February 19, 2022. Such notice must contain the information required by our Bylaws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2022 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 7, 2021, nor later than December 7, 2021. Stockholders who wish to propose director nominees at the 2022 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 21, 2022, nor later than February 20, 2022, and such notice must otherwise comply with our Bylaws.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING TO BE HELD ON MAY 20, 2021

Our proxy materials relating to our Annual Meeting (Notice, proxy statement and annual report) are available at www.proxyvote.com.

2021 ANNUAL MEETING AND PROXY STATEMENT / 71

SYNCHRONY FINANCIAL 777 LONG RIDGE ROAD STAMFORD, CT 06902
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/SYF2021
You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D35515-P50465 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2 and 4. The Board recommends a vote for EVERY YEAR in Item 3.
1. Election of Directors
For Against Abstain Nominees:
1a. Margaret M. Keane ! ! ! For Against Abstain
1b. Fernando Aguirre ! ! ! 1k. Olympia J. Snowe ! ! !
1c. Paget L. Alves ! ! ! 1l. Ellen M. Zane ! ! !
1d. Arthur W. Coviello, Jr. ! ! ! 2. Advisory Vote to Approve Named Executive Officer ! ! !
Compensation
1e. Brian D. Doubles ! ! !
Every Every Every Two Three
1f. William W. Graylin ! ! ! Year Years Years Abstain
1g. Roy A. Guthrie ! ! ! 3. Advisory Vote on Frequency of Say-on-Pay Vote ! ! ! !
1h. Jeffrey G. Naylor ! ! ! For Against Abstain
4. Ratification of Selection of KPMG LLP as Independent
1i. Bill Parker ! ! ! Registered Public Accounting Firm of the Company for ! ! !
2021
1j. Laurel J. Richie ! ! ! NOTE: Any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, All shares will be voted as instructed above. In the absence of instructions, all shares will administrator, or other fiduciary, please give full title as such. Joint owners should each be voted with respect to registered stockholders that return a signed proxy card, FOR all sign personally. All holders must sign. If a corporation or partnership, please sign in full nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3, and FOR corporate or partnership name by authorized officer. Item 4.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SYNCHRONY FINANCIAL
2021 ANNUAL MEETING OF STOCKHOLDERS MAY 20, 2021 11:00 A.M., EASTERN TIME
www.virtualshareholdermeeting.com/SYF2021
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 19, 2021.
Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
D35516-P50465
PROXY
FOR ANNUAL MEETING OF STOCKHOLDERS SYNCHRONY FINANCIAL
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Brian D. Doubles, Jonathan S. Mothner, and Brian J. Wenzel, Sr., each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 25, 2021, at the 2021 Annual Meeting of Stockholders to be held on May 20, 2021, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2021, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.
If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3 and FOR Item 4.
This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.
Continued and to be signed on reverse side